Exhibit 99.1

* * * * * * * * * * * * * * * * * * * *

Lease

HIGHLANDS CORPORATE CENTER

* * * * * * * * * * * * * * * * * * * *

Between

METABASIS THERAPEUTICS, INC.

(Tenant)

and

CARRAMERICA REALTY, L.P.

(Landlord)

TABLE OF CONTENTS

1.	LEASE AGREEMENT

2.	RENT.

3.	PREPARATION AND CONDITION OF PREMISES; POSSESSION AND SURRENDER OF PREMISES.

4.	PROJECT SERVICES.

5.	ALTERATIONS AND REPAIRS.

6.	USE OF PREMISES

7.	GOVERNMENTAL REQUIREMENTS AND PROJECT RULES

8.	WAIVER OF CLAIMS; INDEMNIFICATION; INSURANCE.

9.	FIRE AND OTHER CASUALTY.

10.	EMINENT DOMAIN

11.	RIGHTS RESERVED TO LANDLORD.

12.	TENANT’S DEFAULT.

13.	LANDLORD REMEDIES.

14.	SURRENDER

15.	HOLDOVER

16.	SUBORDINATION TO GROUND LEASES AND MORTGAGES.

17.	ASSIGNMENT AND SUBLEASE.

18.	CONVEYANCE BY LANDLORD

19.	ESTOPPEL CERTIFICATE

20.	SECURITY DEPOSIT

21.	FORCE MAJEURE

22.	INTENTIONALLY OMITTED.

23.	NOTICES

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24.	QUIET POSSESSION

25.	REAL ESTATE BROKER

26.	MISCELLANEOUS.

27.	UNRELATED BUSINESS INCOME

28.	HAZARDOUS SUBSTANCES.

29.	EXCULPATION

30.	EXTENSION OPTION.

31.	SIGNAGE.

APPENDIX A – PLAN OF THE PREMISES

APPENDIX B – RULES AND REGULATIONS

APPENDIX C – TENANT IMPROVEMENT AGREEMENT

APPENDIX C-1 – LIST OF INITIAL IMPROVEMENTS

APPENDIX D – MORTGAGES CURRENTLY AFFECTING THE PROJECT

APPENDIX E – COMMENCEMENT DATE CONFIRMATION

APPENDIX F – TENANT’S OWNED TRADE FIXTURES, PERSONAL PROPERTY AND EQUIPMENT

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LEASE

THIS LEASE (the “Lease”) is made as of December 21, 2004, between CARRAMERICA REALTY, L.P., a Delaware limited partnership, (“Landlord”) and the tenant as named as “Tenant” in the Schedule below.  The term “Project” means the building (the “Building”) and the land (the “Land”) located at 11119 North Torrey Pines Road, San Diego, California.  The “Premises” means that part of the Project leased to Tenant described in the Schedule and outlined on Appendix A.

The following schedule (the “Schedule”) is an integral part of this Lease.  Terms defined in this Schedule shall have the same meaning throughout the Lease.

SCHEDULE

1.                                       Tenant:                        Metabasis Therapeutics, Inc., a Delaware corporation

2.                                       Premises:          11119 North Torrey Pines Road

3.             Rentable Square Feet of the Premises:  Approximately 81,816 rentable square feet, comprised of 12,078 square feet on the lower level, 37,702 square feet on the first floor and 32,036 square feet on the second floor, which shall be deemed conclusively to be the size of the Premises.

4.                                       Tenant’s Proportionate Share of Project:  100%

5.                                       Security Deposit:  $152,355.77

6.                                       Tenant’s Real Estate Broker for this Lease:  Phase 3 Properties, Inc.

7.                                       Landlord’s Real Estate Broker for this Lease:  CB Richard Ellis, Inc.

8.                                       Tenant Improvements, if any:  See the Tenant Improvement Agreement attached hereto as Appendix C.

9.                                       Commencement Date:  Upon mutual execution and delivery of this Lease.

10.           Rent Commencement Date:  September 1, 2005, or the Completion Date, as defined in Appendix C hereto, if the Completion Date is later.  Landlord and Tenant shall execute a Commencement Date Confirmation confirming the Commencement Date and the Rent Commencement Date substantially in the form of Appendix E promptly following the Commencement Date, and the Rent Commencement Date, as applicable.  On the Rent Commencement Date, Tenant shall commence paying Base Rent on the portion of the Premises constituting the lower level and first floor as depicted on Appendix A only (the “Initial Premises”); as of the 25th month of the Term (the “Second Rent Commencement Date”), Tenant shall commence paying Base Rent on additional rentable square footage comprising one-half of the second floor of the Building as depicted on Appendix A (the “Second Expansion Premises”); as of the 31st month of the Term (the “Third Rent Commencement Date”) Tenant shall commence paying Base Rent on the remaining portion of the second floor of the Building.

11.           Termination Date/Term:  120 months after the Rent Commencement Date, or if the Rent Commencement Date is not the first day of the month, then 120 months after the first day of the first full month following the Rent Commencement Date (the

“Termination Date”).  The “Term” shall be the period between the Commencement Date and the Termination Date unless extended or sooner terminated pursuant to this Lease.

12.                                 Base Rent:             Base Rent shall be payable according to the following table, prorated for any partial month:

Period	Monthly Base Rent per rsf (net of electricity)

Rent Commencement Date — Month 3	$2.70	*
	(payable as to Initial Premises only)

Month 4 – Month 12	$2.70	*
	(payable as to Initial Premises only)

Month 13 – Month 24	$2.78
	(payable as to Initial Premises only)

Month 25 – Month 30	$2.86
	(payable as to Initial Premises and Second Expansion Premises only)

Month 31 – Month 42	$2.95
	(payable as to Initial Premises and Second Expansion Premises only)

Month 43 – Month 48	$3.04
	(payable as to the entire Premises)

Month 49 – Month 60	$3.13

Month 61 – Month 72	$3.22

Month 73 – Month 84	$3.32

Month 85 – Month 96	$3.42

Month 97 – Month 108	$3.52

Month 109 – Month 120	$3.63

*Base Rent for the first three months following the Rent Commencement Date shall be subject to an abatement of 50% of Base Rent, notwithstanding anything else herein to the contrary.

13.                                 Sole Permitted Use:  Laboratory and general office purposes consistent with the nature of the Project; however, in no event in violation of any provision of Section 6 of this Lease or of the Rules and Regulations attached as Appendix B hereto (the “Permitted Use”).

1.                                      LEASE AGREEMENT.  On the terms stated in this Lease, Landlord leases the Premises to Tenant, and Tenant leases the Premises from Landlord, for the Term beginning on the Commencement Date and ending on the Termination Date unless extended or sooner terminated pursuant to this Lease.  Notwithstanding the occurrence of the Commencement Date, Tenant’s obligations under this Lease shall not commence until delivery of the Premises to Tenant.

2.                                      RENT.

A.                                   Types of Rent.  Tenant shall pay the following Rent in the form of a check to Landlord at the following address:

CarrAmerica Realty, L.P.
t/a 11119 North Torrey Pines Road
P.O. Box 642864
Pittsburgh, PA 15264-2864

or by wire transfer as follows:

CarrAmerica Realty, L.P.
PNC Bank
PNC Transit Number:  043 000 96
PNC Account Number:  100 433 9524
(remarks:  “11119 North Torrey Pines Road”)

or to such other address as Landlord may notify Tenant:

(1)                                  Base Rent in monthly installments, without deduction or offset, in advance, the first monthly installment payable concurrently with the execution of this Lease and thereafter on or before the first day of each month of the Term in the amount set forth on the Schedule.

(2)                                  Operating Cost Share Rent in an amount equal to the Tenant’s Proportionate Share of Operating Costs for the applicable Fiscal Year of the Lease, paid monthly in advance in an estimated amount beginning on the Rent Commencement Date.  Definitions of Operating Costs and Tenant’s Proportionate Share, and the method for billing and payment of Operating Cost Share Rent are set forth in Sections 2B, 2C and 2D.

(3)                                  Tax Share Rent in an amount equal to the Tenant’s Proportionate Share of Taxes for the applicable Fiscal Year of this Lease, paid monthly in advance in an estimated amount beginning on the Rent Commencement Date.  A definition of Taxes and the method for billing and payment of Tax Share Rent are set forth in Sections 2B, 2C and 2D.

(4)                                  Additional Rent in the amount of all costs, expenses, liabilities, and amounts which Tenant is required to pay under this Lease, excluding Base Rent, Operating Cost Share Rent, and Tax Share Rent, but including any interest for late payment of any item of Rent.

(5)                                  Rent as used in this Lease means Base Rent, Operating Cost Share Rent, Tax Share Rent and Additional Rent.  Tenant’s agreement to pay Rent is an independent covenant, with no right of setoff, deduction or counterclaim of any kind (except as specifically set forth herein).

B.                                     Payment of Operating Cost Share Rent, Tax Share Rent, and Electricity Share Rent.

(1)                                  Payment of Estimated Operating Cost Share Rent, Tax Share Rent and Electricity Share Rent.  Landlord shall estimate the Operating Costs, Taxes and costs of electricity of the Project by May 15 of each Fiscal Year, or as soon as reasonably possible thereafter.  Landlord may revise these estimates whenever it obtains more accurate information, such as the final real estate tax assessment or tax rate for the Project.

Within thirty (30) days after receiving the original or revised estimate from Landlord setting forth an estimate of Operating Costs for a particular Fiscal Year, Tenant shall pay Landlord one-twelfth (1/12th) of Tenant’s Proportionate Share of the estimated Operating Costs, multiplied by the number of months that have elapsed in the applicable Fiscal Year to the date of such payment including the current month, minus payments previously made by Tenant for the months elapsed.  On the first day of each month thereafter, Tenant shall pay Landlord one-twelfth (1/12th) of Tenant’s Proportionate Share of this estimate, until a new estimate becomes applicable.

Within thirty (30) days after receiving the original or revised estimate from Landlord setting forth an estimate of Taxes for a particular Fiscal Year, Tenant shall pay Landlord one-twelfth (1/12th) of Tenant’s Proportionate Share of the estimated Tax Share Rent, multiplied by the number of months that have elapsed in the applicable Fiscal Year to the date of such payment including the current month, minus payments previously made by Tenant for the months elapsed.  On the first day of each month thereafter, Tenant shall pay Landlord one-twelfth (1/12th) of Tenant’s Proportionate Share of this estimate, until a new estimate becomes applicable.

(2)                                  Correction of Operating Cost Share Rent.  Landlord shall deliver to Tenant a report for the previous Fiscal Year (the “Operating Cost Report”) by May 15 of each year, or as soon as reasonably possible thereafter, setting forth (a) the actual Operating Costs incurred, (b)  the amount of Operating Cost Share Rent due from Tenant, and (c) the amount of Operating Cost Share Rent paid by Tenant.  Within thirty (30) days after such delivery, Tenant shall pay to Landlord the amount due minus the amount paid.  If the amount paid exceeds the amount due, Landlord shall apply the excess to Tenant’s payments of Rent next coming due, or if no further payments of Rent are coming due under this Lease because the Lease is terminating, such excess shall be refunded to Tenant within fifteen (15) days.

(3)                                  Correction of Tax Share Rent.  Landlord shall deliver to Tenant a report for the previous Fiscal Year (the “Tax Report”) by May 15 of each year, or as soon as reasonably possible thereafter, setting forth (a) the actual Taxes, (b) the amount of Tax Share Rent due from Tenant, and (c) the amount of Tax Share Rent paid by Tenant.  Within thirty (30) days after such delivery, Tenant shall pay to Landlord the amount due from Tenant minus the amount paid by Tenant.  If the amount paid exceeds the amount due, Landlord shall apply any excess as a credit against Tenant’s payments of Rent next coming due, or if no further payments of Rent are due under this Lease because this Lease is terminating, such excess shall be refunded to Tenant within fifteen (15) days.

C.                                     Definitions.

(1)                                  Included Operating Costs.  “Operating Costs” means any expenses, costs and disbursements of any kind other than Taxes, paid or incurred by Landlord in connection with the management, maintenance, operation, insurance, repair and other related activities in connection with any part of the Project and of the personal property, fixtures, machinery, equipment, systems and apparatus used in connection therewith, including a property management fee to Landlord of 2.5% of the Base Rent payable under this Lease.  Operating Costs shall also include the costs of any capital improvements (each, a “Capital Item”); provided, that the costs of any Capital Item shall be amortized on a straight line basis by Landlord, together with interest at 8% per annum, over the useful life of such item (as determined in accordance with GAAP), and such amortized costs are only included in Operating Costs for that portion of the useful life of the Capital Item which falls within the Term.

(2)                                  Excluded Operating Costs.  Operating Costs shall not include:

(a)                                  interest and principal payments on mortgages or any other costs related to financing the Project, or rental payments on any ground lease of the Project;

(b)                                 real estate brokers’ leasing commissions;

(c)                                  legal fees, space planner fees and advertising expenses incurred with regard to leasing the Building or portions thereof;

(d)                                 any cost or expenditure for which Landlord is reimbursed, by insurance proceeds or otherwise, except by Operating Cost Share Rent;

(e)                                  depreciation (except on any Included Capital Items);

(f)                                    franchise or income taxes imposed upon Landlord;

(g)                                 costs of correcting defects in construction of the Building or Premises or to bring the Building or Premises into compliance with laws in effect on the Rent Commencement Date (as opposed to the cost of normal repair, maintenance and replacement expected with the construction materials and equipment installed in the Building in light of their specifications);

(h)                                 legal and auditing fees which are for the benefit of Landlord such as collecting delinquent rents, preparing tax returns and other financial statements, and audits other than those incurred in connection with the preparation of reports required pursuant to Section 2B above;

(i)                                     the wages of any employee for services not related directly to the management, maintenance, operation and repair of the Building;

(j)                                     fines, penalties and interest; and

(k)                                  the costs incurred by Landlord for maintenance, repair and replacement of the structural components of the roof, the foundation and exterior, load bearing walls of the Building.

(3)                                  Tenant’s Proportionate Share.  “Tenant’s Proportionate Share” means with respect to Operating Costs, Taxes and other items related to the Project, that percentage set forth in the Schedule as Tenant’s Proportionate Share of the Project.

(4)                                  Taxes.  “Taxes” means any and all taxes, assessments and charges of any kind, general or special, ordinary or extraordinary, levied against the Project, which Landlord shall pay or become obligated to pay in connection with the ownership, leasing, renting, management, use, occupancy, control or operation of the Project or of the personal property, fixtures, machinery, equipment, systems and apparatus used in connection therewith.  Taxes shall include real estate taxes, personal property taxes, sewer rents, water rents, special or general assessments, transit taxes, ad valorem taxes, and any tax levied on the rents hereunder or the interest of Landlord under this Lease (the “Rent Tax”).  Taxes shall also include all fees and other costs and expenses paid by Landlord in reviewing any tax and in seeking a refund or reduction of any Taxes, whether or not the Landlord is ultimately successful.

For any year, the amount to be included in Taxes shall only be the Taxes imposed for such year, regardless of when such Taxes are actually paid.  Any refund or other adjustment to any Taxes by the taxing authority, shall apply during the year in which the adjustment is made.

Taxes shall not include any net income, capital, stock, succession, transfer, franchise, gift, estate, inheritance, unincorporated business association, or general corporation tax, except to the extent that such tax shall be imposed in lieu of any portion of Taxes.

Tenant shall have the right, after 15 days’ prior written notice to Landlord, to contest the amount or validity of any Taxes payable with respect to the Premises, in whole or in part, by appropriate administrative and legal proceedings, either in its own name, Landlord’s name or jointly with Landlord, without any cost or expense to Landlord.  Tenant may postpone payment of any such contested Taxes pending the prosecution of such proceedings and any appeals so long as such proceedings shall operate to prevent the collection of such Taxes (and any fines or penalties) and the sale of the Premises to satisfy any lien arising out of the nonpayment of the same.  Tenant, upon the request of Landlord, shall furnish a bond to Landlord sufficient to secure the payment of all contested Taxes, costs and expenses in connection therewith as a pre-condition to undertaking any such contest.  In lieu of such bond, Tenant may elect to pay such Taxes under protest.  Landlord, at no cost to Landlord, will reasonably cooperate with Tenant in providing relevant documentation or information pertaining to such contest, such as appraisals or tax records.

(5)                                  Lease Year.  “Lease Year” means each consecutive twelve-month period beginning with the Rent Commencement Date (with the period between the Commencement Date and the Rent Commencement Date deemed to be part of the first Lease Year).

(6)                                  Fiscal Year.  “Fiscal Year” or “fiscal year” means the calendar year, except that the first fiscal year and the last fiscal year of the Term may be a partial calendar year.

D.                                    Computation of Base Rent and Rent Adjustments.

(1)                                  Prorations.  If this Lease begins on a day other than the first day of a month, the Base Rent, Operating Cost Share Rent, and Tax Share Rent shall be prorated for such partial month based on the actual number of days in such month.  If this Lease begins on a day other than the first day, or ends on a day other than the last day, of the Fiscal Year, Operating Cost Share Rent and Tax Share Rent shall be prorated for the applicable Fiscal Year.

(2)                                  Default Interest.  Any sum due from Tenant to Landlord not paid within five (5) days after notice shall bear interest from the date due until paid at the lesser of ten percent (10%) per annum or the maximum rate permitted by law.

(3)                                  Rent Adjustments.  The square footage of the Premises and the Building currently set forth in the Schedule shall be conclusively deemed to be the actual square footage thereof, subject to remeasurement as set forth on the Schedule.  If any Operating Cost paid in one fiscal year relates to more than one fiscal year, Landlord may proportionately allocate such Operating Cost among the related fiscal years.

(4)                                  Books and Records.  Landlord shall maintain books and records reflecting the Operating Costs and Taxes in accordance with sound accounting and management practices.  Unless Tenant sends to Landlord any written exception to either such report within said ninety (90) day period, such report shall be deemed final and accepted by Tenant.  If Tenant makes a timely exception, Landlord shall cause an independent certified public accountant with no pre-existing relationship with either Landlord or Tenant, with at least ten (10) years of experience in auditing the books and records of commercial office projects, and working on other than a contingent fee arrangement, and reasonably approved by Tenant to perform an audit of Landlord’s books and records, the results of which shall be binding on Landlord and Tenant.  Tenant shall pay the reasonable cost of such audit unless Landlord’s original determination of annual Operating Costs or Taxes overstated the amounts thereof by more than five percent (5%).  If Landlord’s original determination of annual Operating Costs or Taxes is overstated by more than five percent (5%), then Landlord shall pay the cost of such certification.

(5)                                  Miscellaneous.  So long as Tenant is in default of any obligation under this Lease beyond any notice and cure period provided herein, Tenant shall not be entitled to any refund of any amount from Landlord.  If this Lease is terminated for any reason prior to the annual determination of Operating Cost Share Rent or Tax Share Rent, either party shall pay the full amount due to the other within thirty (30) days after Landlord’s notice to Tenant of the amount when it is determined.  Landlord may commingle any payments made with respect to Operating Cost Share Rent or Tax Share Rent, without payment of interest.

3.                                      PREPARATION AND CONDITION OF PREMISES; POSSESSION AND SURRENDER OF PREMISES.

A.                                   Condition of Premises.  Except to the extent of the Initial Improvements set forth on Appendix C and the warranties set forth therein and in this Lease, Landlord is leasing the Premises to Tenant absolutely “as is”, without any obligation to alter, remodel, improve, repair or decorate any part of the Premises.  Except as set forth in Appendix C or elsewhere in this Lease, Landlord expressly disclaims any warranty or representation, express or implied, with respect to the Project or any portion thereof, including, without limitation, any warranty or representation as to fitness, condition, the existence of any defect, patent or latent, merchantability, quality or durability.

B.                                     Tenant’s Possession.  Except as otherwise specifically set forth herein, Tenant’s taking possession of any portion of the Premises shall be conclusive evidence that the Premises was in good order, repair and condition.  If Landlord authorizes Tenant to take possession of any part of the Premises prior to the Commencement Date and Tenant takes such possession for purposes of doing business, all terms of this Lease shall apply to such pre-Term possession, including Tenant’s obligation to pay Base Rent.

C.                                     Maintenance.  Subject to Landlord’s obligations specifically set forth in this Lease, throughout the Term, Tenant shall be primarily responsible for maintaining the Premises in good order, repair and condition, loss or damage caused by the elements, ordinary wear and tear, fire and other casualty excepted, and at the termination of this Lease, or Tenant’s right to possession, Tenant shall return the Premises to Landlord in broom-clean, safe, neat and sanitary condition, without any damage, normal wear and tear excepted.  To the extent Tenant fails to perform any obligation to repair after applicable notice and cure periods, Landlord may, but need not, restore the Premises to such condition and Tenant shall pay the cost thereof.  Tenant acknowledges that Landlord is leasing the Premises on a “triple net” basis (which is reflected in the amount of Base Rent Tenant is obligated to pay), so that Tenant is expected to pay the costs of repair and maintenance at the Building during the Term.  Notwithstanding, Landlord shall be responsible (at its sole cost and expense) for repairs to the structural components of the roof, the load bearing walls and slab floor of the Building.  Landlord will assign to Tenant as and when necessary any warranties related to any part of the Premises, or if such warranties are not assignable, will take reasonable action to enforce such warranties for the benefit of Tenant.  Subject to Section 2B hereof, Landlord shall maintain the all portions of the Project outside of the Premises (e.g. parking areas, and landscaping).

D.                                    Surrender of Premises.  Upon the expiration of the Term or earlier termination of Tenant’s right of possession, Tenant shall surrender the Premises to Landlord in good condition, free of Hazardous Substances brought upon, kept, used, stored, handled, treated, created, developed, produced, generated in, or released or disposed of from the Premises by any person other than Landlord, its agents, employees or contractors, and released of any license, clearance or other authorization of any kind affecting the Premises and issued by any governmental authority having jurisdiction over the use, storage, handling, generation, release or disposal of Hazardous Substances in or about the Premises.  The Premises shall be surrendered broom clean, ordinary wear and tear and casualty loss and condemnation excepted, and Tenant shall not be responsible for any condition of the Premises which arises ordinarily with the passage of time unless Tenant contributed to such condition by its failure to meet its obligations for repair and maintenance under this Lease.  Tenant hereby covenants to sign as the operator of the facility any “hazardous materials generator” or similar form required by governmental authority with respect to the use of Hazardous Substances on the Premises by Tenant during the Term.  Tenant hereby appoints Landlord as its agent in fact for the limited purpose of signing any “hazardous materials generator”, “hazardous waste manifest” or similar form required by governmental authority in connection with the presence, use or removal of Hazardous Substances; provided that Landlord hereby covenants to exercise its authority as Tenant’s attorney in fact only if Tenant fails or refuses to sign any such form after written request by Landlord.  Nothing herein shall be construed to make Tenant liable for any condition of Hazardous Substances on or around the Premises which arose prior to the date of delivery of the Premises to Tenant which Tenant did not cause, contribute to or exacerbate.  At least 6 months prior to the Termination Date, Tenant shall identify and notify Landlord of all action required to be taken in order to surrender the Premises at the expiration or earlier termination of the Term, free from any effect from Tenant’s use of Hazardous Substances in the Premises during the Term.  On or before the date of surrender, Tenant shall certify to Landlord that all such action has been taken.  Landlord shall have the right (but not the obligation), subject to reimbursement at Tenant’s expense as set forth below, to hire an environmental consultant to inspect the Premises and perform such additional procedures as may be deemed reasonably necessary to confirm that the Premises are, as of the date of surrender, free from any the effects of Tenant’s use of Hazardous Substances in the Premises during the Term.  Landlord shall not be liable in any way for any action taken by Tenant in connection with preparing the Premises for surrender.  Tenant shall reimburse Landlord, as Additional Rent, for the actual out-of pocket expense incurred by Landlord for Landlord’s environmental consultant to visit the Premises and verify satisfactory completion of the same but only if Landlord’s environmental consultant determines that Tenant has not met its obligations hereunder.  If Tenant shall fail to comply with the provisions of this Section 3.D., Landlord shall have the right, but not the obligation, to take such actions as Landlord may deem reasonable or appropriate to assure that the Premises and the Project are surrendered free from any residual impact from Tenant’s use of Hazardous Substances, the cost of which actions shall be reimbursed by Tenant as Additional Rent.  Upon expiration of this Lease, Tenant shall immediately return to Landlord all keys and/or access cards to parking, the Project, restrooms or all or any portion of the Premises.  Any of Tenant’s personal property which is not removed as required herein shall be deemed abandoned and may be disposed of by Landlord at Tenant’s expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord’s disposal of such personal property.  The obligations of Tenant under this Section 3.D shall survive the expiration or earlier termination of the Lease.

4.                                      PROJECT SERVICES.

Services at the Project and the Building, as the case may be, shall be furnished as follows:

A.                                   Heating and Air Conditioning.  Tenant shall have primary responsibility for the heating and air conditioning system at the Building.  Tenant shall maintain a preventive maintenance contract providing for the regular inspection and maintenance of the heating and air conditioning system by a heating and air conditioning contractor, such contract and such contractor to be approved by Landlord provided such approval shall not be unreasonably withheld.  Landlord shall have the right, upon 30 days prior written notice to Tenant that Tenant has failed to meet its obligations hereunder, to undertake the responsibility for maintenance of the heating and air conditioning system at Tenant’s expense.

B.                                     Electricity.  Tenant shall promptly pay, directly to the appropriate supplier, the cost of all natural gas, heat, cooling energy, light, power, sewer service, telephone, water, refuse disposal and other utilities and services supplied to the Premises, allocable to the Lease Term together with any related installation or connection charges or deposits (collectively “Utility Costs”).  Landlord shall not be liable for damages, consequential or otherwise, nor shall there be any rent abatement arising out of any curtailment or interruption whatsoever in utility services.  Utilities serving the common areas shall be accounted for as described in Section 2 regarding Operating Costs.

C.                                     Janitorial Service.  Tenant shall furnish its own janitorial service at Tenant’s cost.

D.                                    Interruption of Services.  If any of the Building equipment or machinery ceases to function properly for any cause, Tenant shall be responsible for effecting the repair of same promptly, subject to the warranties of Landlord set forth herein.  Any cessation of any service at the Building resulting from any causes shall not render Landlord liable for damages to either person or property or for interruption or loss to Tenant’s business, nor be construed as an eviction of Tenant, nor work an abatement of any portion of rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof.

E.                                      Parking.  During the Term, Tenant and its employees shall be entitled to no less than 246 parking spaces (3 per 1,000 rentable square feet in the Premises) in the parking area for the Project.  Tenant shall use the parking area at its own risk, and Landlord shall have no liability to Tenant or Tenant’s employees or invitees for any damage to vehicles or personal injury occurring in or about the parking area of the Project.

F.                                      Access.  Tenant shall have access to the Building and the parking area of the Project at all times, except in case of emergency.

5.                                      ALTERATIONS AND REPAIRS.

A.                                   Landlord’s Consent and Conditions.

Tenant shall not make any improvements or alterations to the Premises (the “Work”) without in each instance submitting plans and specifications for the Work to Landlord and obtaining Landlord’s prior written consent unless (a) the cost thereof is less than $50,000.00, (b) such Work does not impact the base structural components or systems of the Building, (c) such Work will not impact any other tenant’s premises, and (d) such Work is not visible from outside the Premises.  Landlord will be deemed to be acting reasonably in withholding its consent for any Work which (a) compromises the base structural components or systems of the Building, (b) impacts any other tenant’s premises, or (c) is visible from outside the Premises.

Tenant shall reimburse Landlord for actual costs incurred for review of the plans and all other items submitted by Tenant.  Tenant shall pay for the cost of all Work.  All Work shall become the property of Landlord upon its installation, except for Tenant’s trade fixtures, equipment and personal property and for items which Landlord requires Tenant to remove at Tenant’s cost at the termination of the Lease pursuant to Section 5E.

The following requirements shall apply to all Work:

(1)                                  Prior to commencement, Tenant shall furnish to Landlord building permits, certificates of insurance reasonably satisfactory to Landlord (including, without limitation, certificates evidencing the insurance Tenant, its contractors and subcontractors are required to maintain under Section 8(C)), and, at Landlord’s request, security for payment of all costs.

(2)                                  Tenant shall perform all Work so as to maintain peace and harmony among other contractors serving the Project and shall avoid interference with other work to be performed or services to be rendered in the Project.

(3)                                  The Work shall be performed in a good and workmanlike manner, meeting the standard for construction and quality of materials in the Building, and shall comply with all insurance requirements and all applicable governmental laws, ordinances and regulations (“Governmental Requirements”).

(4)                                  Tenant shall perform all Work so as to minimize or prevent disruption to other tenants, and Tenant shall comply with all reasonable requests of Landlord in response to complaints from other tenants.

(5)                                  Tenant shall perform all Work in compliance with Landlord’s reasonable requirements.

(6)                                  Tenant shall permit Landlord to monitor all Work.

(7)                                  Upon completion, Tenant shall furnish Landlord with contractor’s affidavits and full and final statutory waivers of liens, as-built plans and specifications, and receipted bills covering all labor and materials, and all other close-out documentation required in Landlord’s policies, rules and procedures for construction projects.

B.                                     Damage to Systems.  If any part of the mechanical, electrical or other systems in the Premises shall be damaged, Tenant shall promptly notify Landlord, and Tenant shall repair such damage.  Landlord may also at any reasonable time, after reasonable prior notice, make any repairs or alterations which Landlord deems necessary for the safety or protection of the Project, or which Landlord is required to make by any court or pursuant to any Governmental Requirement.  Tenant shall at its expense make all other repairs necessary to keep the Premises, and Tenant’s fixtures and personal property, in good order, condition and repair; to the extent Tenant fails to do so, Landlord may make such repairs itself.  The actual reasonable cost of any repairs made by Landlord on account of Tenant’s default, or on account of the mis-use or neglect by Tenant or its invitees, contractors or agents anywhere in the Project, shall become Additional Rent payable by Tenant on demand.

C.                                     No Liens.  Tenant has no authority to cause or permit any lien or encumbrance of any kind to affect Landlord’s interest in the Project; any such lien or encumbrance shall attach to

Tenant’s interest only.  If any mechanic’s lien shall be filed or claim of lien made for work or materials furnished to Tenant, then Tenant shall at its expense within thirty (30) days thereafter either discharge or contest the lien or claim.  If Tenant contests the lien or claim, then Tenant shall (i) within such thirty (30) day period, provide Landlord adequate security for the lien or claim by bond or otherwise, (ii) contest the lien or claim in good faith by appropriate proceedings that operate to stay its enforcement, and (iii) pay promptly any final adverse judgment entered in any such proceeding.  If Tenant does not comply with these requirements, Landlord may discharge the lien or claim, and the amount paid, as well as reasonable attorney’s fees and other necessary and reasonable expenses incurred by Landlord, shall become Additional Rent payable by Tenant on demand.  Nothing contained in this Lease shall constitute any consent by Landlord to subject Landlord’s estate to liability under any mechanics’ or other lien law.  Tenant shall give Landlord adequate opportunity, and Landlord shall have the right at all times, to post such notices of non-responsibility as may be allowed under California law.

D.                                    Ownership of Improvements.  All Work as defined in this Section 5, partitions, hardware, equipment, machinery and all other improvements and all fixtures except Tenant’s trade fixtures, equipment, and personal property to the extent paid for by Tenant (which shall include, without limitation, the items described on Appendix F) constructed in the Premises by either Landlord or Tenant, (i) shall become Landlord’s property upon installation without compensation to Tenant, unless Landlord consents otherwise in writing, and (ii) shall at Landlord’s option either (a) be surrendered to Landlord with the Premises at the termination of the Lease or of Tenant’s right to possession, or (b) be removed in accordance with Subsection 5E below (unless Landlord at the time it gives its consent to the performance of such construction expressly waives in writing the right to require such removal).

E.                                      Removal at Termination.  Upon the termination of this Lease or Tenant’s right of possession Tenant shall remove from the Project its trade fixtures, furniture, moveable equipment and other personal property, any improvements (excluding those made pursuant to Appendix C hereto) which Landlord elects and informs Tenant at the time such improvements are made, shall be removed by Tenant pursuant to Section 5D, and any improvements to any portion of the Project other than the Premises.  If Tenant does not timely remove such property, then Tenant shall be conclusively presumed to have, at Landlord’s election (i) conveyed such property to Landlord without compensation or (ii) abandoned such property, and Landlord may dispose of or store any part thereof in any manner at Tenant’s sole cost, without waiving Landlord’s right to claim from Tenant all expenses arising out of Tenant’s failure to remove the property, and without liability to Tenant or any other person.  Landlord shall have no duty to be a bailee of any such personal property.  If Landlord elects abandonment, Tenant shall pay to Landlord, upon demand, any expenses incurred for disposition.  Tenant expressly releases Landlord of and from any and all claims and liability for damage to or destruction or loss of property left by Tenant upon the Premises at the expiration or other termination of this Lease and, to the extent permitted by then applicable law, Tenant shall protect, indemnify, defend and hold Landlord harmless from and against any and all claims and liability with respect thereto.  Upon expiration or earlier termination of this Lease, Tenant shall remove all wires, cables or similar equipment which Tenant has installed in the Premises or in the risers or plenums of the Building, and shall restore any damage caused by the removal of such equipment (except for any installations made pursuant to Appendix C.  During any restoration period, Tenant shall pay Rent to Landlord as provided herein as if said space were otherwise occupied by Tenant.

6.                                      USE OF PREMISES.  Tenant shall use the Premises only for the Permitted Use. Tenant shall not allow any use which would interfere with any other Tenant or with the operation of the Project by Landlord.  Tenant shall not cause or permit any nuisance or waste upon the Premises.

Tenant acknowledges that the Americans With Disabilities Act of 1990 (as amended and as supplemented by further laws from time to time, the “ADA”) imposes certain requirements upon the owners, lessees and operators of commercial facilities and places of public accommodation, including, without limitation, prohibitions on discrimination against any individual on the basis of disability.  Landlord shall be responsible as of the Commencement Date for the compliance of the Premises and the common areas of the Project with the ADA in effect as of the Commencement Date, assuming the use of the Premises is as set forth in this Lease, and that the Premises are not a place of public accommodation.  Subject to the obligations of Landlord set forth herein, Tenant agrees, at Tenant’s expense, to take all proper and necessary action to cause the Premises, any repairs, replacements, alterations and improvements thereto to be maintained, used and occupied in compliance with the ADA requirements, whether or not those requirements are based upon the Tenant’s use of the Premises and, further, to otherwise assume all responsibility to ensure the Premises’ continued compliance with all provisions of the ADA throughout the Term.  Subject to the obligations of Landlord set forth herein, Tenant shall, at its expense, make any alterations or modifications, with or without the Premises, to bring Tenant’s use and occupancy of the Premises into compliance with the ADA.  Tenant shall pay, as Additional Rent, its proportional share of expenses incurred by Landlord in bringing common areas of the Project into compliance with provisions of the ADA.  The Premises shall not be used as a “place of public accommodation” under the ADA or similar laws, regulations, statutes and/or ordinances provided, that if any governmental authority shall deem the Premises to be a “place of public accommodation” as a result of Tenant’s use, Tenant shall either modify its use to cause such authority to rescind its designation or be responsible for any alterations, structural or otherwise, required to be made to the Project or the Premises under such laws.

7.                                      GOVERNMENTAL REQUIREMENTS AND PROJECT RULES.  Tenant shall comply with all Governmental Requirements applying to its use of the Premises.  Tenant shall also comply with all reasonable rules established for the Project, including, without limitation, the parking area, from time to time by Landlord.  The present rules and regulations are contained in Appendix B.  In the event of alterations and repairs performed by Tenant, Tenant shall comply with the provisions of Section 5 of this Lease, and with Landlord’s reasonable requirements for construction.

8.                                      WAIVER OF CLAIMS; INDEMNIFICATION; INSURANCE.

A.                                   Waiver of Claims.  To the extent permitted by law, Tenant waives any claims it may have against Landlord or its officers, directors, employees or agents for business interruption or damage to property sustained by Tenant as the result of any act or omission of Landlord.

To the extent permitted by law, Landlord waives any claims it may have against Tenant or its officers, directors, employees or agents for loss of rents or damage to property sustained by Landlord as the result of any act or omission of Tenant.

B.                                     Indemnification.  Tenant shall indemnify, defend and hold harmless Landlord and its officers, directors, employees and agents against any claim by any third party for injury to any person or damage to or loss of any property occurring in the Premises, or occurring in the Project and arising from any act or omission or negligence of Tenant or any of Tenant’s employees or agents.  Tenant’s obligations under this section shall survive the termination of this Lease.

Landlord shall indemnify, defend and hold harmless Tenant and its officers, directors, employees and agents against any claim by any third party for injury to any person or damage to or loss of any property occurring in the Project outside of the Premises and arising from any act or omission or negligence of Landlord or any of Landlord’s employees or agents.  Landlord’s obligations under this section shall survive the termination of this Lease.

C.                                     Tenant’s Insurance.  Tenant shall maintain insurance as follows, with such other terms, coverages and insurers, as Landlord shall reasonably require from time to time:

(1)                                  Commercial General Liability Insurance, with (a) Contractual Liability including the indemnification provisions contained in this Lease, (b) a severability of interest endorsement, (c) limits of not less than Two Million Dollars ($2,000,000) combined single limit per occurrence and not less than Two Million Dollars ($2,000,000) in the aggregate for bodily injury, sickness or death, and property damage, and umbrella coverage of not less than Five Million Dollars ($5,000,000).

(2)                                  Property Insurance against physical loss covering the replacement cost of all improvements, fixtures and personal property.  Tenant waives all rights of subrogation, and Tenant’s property insurance shall include a waiver of subrogation in favor of Landlord.

(3)                                  Pollution Legal Liability Insurance with a minimum limit of not less than $5,000,000 per occurrence.

(4)                                  Workers’ compensation or similar insurance in form and amounts required by law, and Employer’s Liability with not less than the following limits:

Each Accident	$500,000
Disease—Policy Limit	$500,000
Disease—Each Employee	$500,000

To the extent permitted by law, such insurance shall contain a waiver of subrogation provision in favor of Landlord and its agents.

Tenant’s insurance shall be primary and not contributory to that carried by Landlord, its agents, or mortgagee.  Landlord, and if any, Landlord’s building manager or agent and ground lessor shall be named as additional insureds as respects insurance required of the Tenant in Section 8C(1).  The company or companies writing any insurance which Tenant is required to maintain under this Lease, as well as the form of such insurance, shall be licensed to do business in the state in which the Project is located.  Such insurance companies shall have a A.M. Best rating of A- VI or better.

Tenant shall cause any contractor of Tenant performing work on the Premises to maintain insurance as follows, with such other terms, coverages and insurers, as Landlord shall reasonably require from time to time:

(1)                                  Commercial General Liability Insurance, including contractor’s liability coverage, contractual liability coverage, completed operations coverage, broad form property damage endorsement, and contractor’s protective liability coverage, to afford protection with limits, for each occurrence, of not less than One Million Dollars ($1,000,000) with respect to personal injury, death or property damage.

(2)                                  Workers’ compensation or similar insurance in form and amounts required by law, and Employer’s Liability with not less than the following limits:

Each Accident	$500,000
Disease—Policy Limit	$500,000
Disease—Each Employee	$500,000

Such insurance shall contain a waiver of subrogation provision in favor of Landlord and its agents, provided that a waiver of subrogation on workers’ compensation insurance shall only be required if available on commercially reasonable terms.

Tenant’s contractor’s insurance shall be primary and not contributory to that carried by Tenant, Landlord, their agents or mortgagees.  Tenant and Landlord, and if any, Landlord’s building manager or agent, mortgagee or ground lessor shall be named as additional insured on Tenant’s contractor’s insurance policies.

D.                                    Insurance Certificates.  Tenant shall deliver to Landlord certificates evidencing all required insurance no later than the Commencement Date and each renewal date.  Each certificate will provide for thirty (30) days prior written notice of cancellation to Landlord and Tenant.

E.                                      Landlord’s Insurance.  Landlord shall maintain “All-Risk” property insurance at replacement cost, including loss of rents, on the Building, and Commercial General Liability insurance policies covering the common areas of the Project, each with such terms, coverages and conditions as are normally carried by reasonably prudent owners of properties similar to the Project.  Landlord and Tenant mutually waive all rights of subrogation, and the respective “All-Risk” coverage property insurance policies carried by Landlord and Tenant shall contain enforceable waiver of subrogation endorsements.

Landlord and Tenant mutually waive all rights of subrogation with respect to property insurance, and the property insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all of all rights based upon an assignment from the insured, against Landlord or Tenant, and their respective affiliates, in connection with any loss or damage insured against.  Neither Landlord nor Tenant (including their respective affiliates) shall be liable to the other for loss or damage caused by any risk insured against under property insurance required to be maintained hereunder, and each party waives any claims against the other party, and its respective affiliates, for such loss or damage.  The failure of a party to obtain the insurance required hereunder shall not affect this waiver.  The respective “All-Risk” coverage insurance policies carried by Landlord and Tenant shall contain enforceable waiver of subrogation endorsements.

9.                                      FIRE AND OTHER CASUALTY.

A.                                   Termination.  If a fire or other casualty causes substantial damage to the Building, Landlord shall engage a registered architect to certify within one (1) month of the casualty to both Landlord and Tenant the amount of time needed to restore the Building to tenantability, using standard working methods.  If the time needed exceeds nine (9) months from the beginning of the restoration, or two (2) months therefrom if the restoration would begin during the last twelve (12) months of the Term, then either Landlord or Tenant may terminate this Lease by notice to the other party within ten (10) days after the notifying party’s receipt of the architect’s certificate.  The termination shall be effective thirty (30) days from the date of the notice and Rent shall be paid by Tenant to that date, with an abatement for any portion of the space which has been untenantable after the casualty.

B.                                     Restoration.  If a casualty causes damage to the Building but this Lease is not terminated for any reason, then subject to the rights of any mortgagees or ground lessors, Landlord shall obtain the applicable insurance proceeds and diligently restore the Building subject to current Governmental Requirements.  Tenant shall replace its damaged improvements, personal property and fixtures.  Rent shall be abated on a per diem basis during the restoration for any portion of the Premises which is untenantable.

10.                               EMINENT DOMAIN.  If a part of the Project is taken by eminent domain or deed in lieu thereof which is so substantial that the Premises cannot reasonably be used by Tenant for the operation of its business, then either party may terminate this Lease effective as of the date of the taking.  Rent shall abate from the date of the taking in proportion to any part of the Premises taken.  The entire award for a taking of any kind shall be paid to Landlord.  All obligations accrued to the date of the taking shall be performed by each party.  Tenant may pursue a separate award for its trade fixtures and moving expenses in connection with the taking, but only if such recovery does not reduce the award payable to Landlord. All obligations accrued to the date of the taking shall be performed by each party.

11.                               RIGHTS RESERVED TO LANDLORD.

Landlord may exercise at any time any of the following rights respecting the operation of the Project without liability to the Tenant of any kind:

A.                                   Name.  To change the name or street address of the Building, provided that except in the event Landlord is required by Governmental Requirements to change the name or address of the Building, Landlord shall reimburse Tenant up to $5,000.00 for the cost of replacing unused letterhead stationary, business cards or marketing materials.

B.                                     Signs.  Subject to Section 31 hereof, to install, remove and maintain any signs on the exterior and in the interior of the Building, and to approve at its sole discretion, prior to installation, any of Tenant’s signs in the Premises visible from the common areas or the exterior of the Building.

C.                                     Window Treatments.  To approve, at its reasonable discretion, prior to installation, any shades, blinds, ventilators or window treatments of any kind, as well as any lighting within the Premises that may be visible from the exterior of the Building or any interior common area.

D.                                    Keys.  Subject to the terms of this Lease regarding notice, to retain and use at any time passkeys to enter the Premises or any door within the Premises.  Tenant shall not alter or add any lock or bolt.

E.                                      Access.  To have access to inspect the Premises, and to perform its obligations, or make repairs, alterations, additions or improvements, as permitted by this Lease.  Landlord shall give Tenant reasonable prior notice of entry to the Premises, unless, in Landlord’s reasonable judgment, exigent circumstances require immediate entry.  Landlord recognizes and acknowledges that certain portions of the Premises shall be designated by Tenant as “secure areas”, and that except in the case of an emergency, Landlord shall not enter any “secure areas” without the prior consent of Tenant and shall not perform any repairs, alterations or improvements within such “secure areas” without first coordinating the dates and times of access with Tenant.  Landlord on behalf of itself and its employees, agents and contractors hereby releases Tenant and holds Tenant harmless from any loss, damage or liability sustained by Landlord, its employees, agents and contractors as a result of entry into the Premises.

F.                                      Preparation for Reoccupancy.  To decorate, remodel, repair, alter or otherwise prepare the Premises for reoccupancy at any time after Tenant abandons the Premises, without relieving Tenant of any obligation to pay Rent.

G.                                     Heavy Articles.  To approve the weight, size, placement and time and manner of movement within the Building of any safe, central filing system or other heavy article of Tenant’s property.  Tenant shall move its property entirely at its own risk.

H.                                    Show Premises.  To show the Premises to prospective purchasers, tenants, brokers, lenders, investors, rating agencies or others at any reasonable time, provided that Landlord gives prior notice to Tenant and does not materially interfere with Tenant’s use of the Premises.

I.                                         Use of Lockbox.  To designate a lockbox collection agent for collections of amounts due Landlord.  In that case, the date of payment of Rent or other sums shall be the date of the agent’s receipt of such payment or the date of actual collection if payment is made in the form of a negotiable instrument thereafter dishonored upon presentment.

J.                                        Repairs and Alterations.  After reasonable prior notice, to make repairs or alterations to the Building.  Landlord may perform any such repairs or alterations during ordinary business hours, except that Tenant may require any Work in the Premises to be done after business hours if Tenant pays Landlord for overtime and any other expenses incurred.  Landlord may do or permit any work on any nearby building, land, street, alley or way.  Landlord shall at all times make a commercially reasonable effort not to interfere unreasonably with Tenant’s use of the Premises.

K.                                    Landlord’s Agents.  If Tenant is in default under this Lease, possession of Tenant’s funds or negotiation of Tenant’s negotiable instrument by any of Landlord’s agents shall not waive any breach by Tenant or any remedies of Landlord under this Lease.

L.                                      Building Services.  To install, use and maintain through the Premises, pipes, conduits, wires and ducts serving the Building, provided that such installation, use and maintenance does not unreasonably interfere with Tenant’s use of the Premises.

M.                                 Other Actions.  To take any other action which Landlord deems reasonable in connection with the operation, maintenance or preservation of the Project.

12.                               TENANT’S DEFAULT.

Any of the following shall constitute a default by Tenant:

A.                                   Rent Default.  Tenant fails to pay any Rent when due; provided that Tenant shall not be in default unless such failure shall continue beyond five (5) days after notice from Landlord, which notice shall be in lieu of and not in addition to any notice required by Section 1161 et. seq. of the California Code of Civil Procedure.

B.                                     Assignment/Sublease or Hazardous Substances Default.  Tenant defaults in its obligations under Section 17 Assignment and Sublease or Section 28 Hazardous Substances;

C.                                     Other Performance Default.  Tenant fails to perform any other obligation to Landlord under this Lease, and, this failure continues for thirty (30) days after written notice from Landlord (provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under Section 1161 et seq. of the California Code of Civil Procedure), except that if Tenant begins to cure its failure within the thirty (30) day period but cannot reasonably complete its cure within such period, then, so long as Tenant continues to diligently pursues the cure to its completion, the thirty (30) day period shall be extended to ninety (90) days, or such longer period as is reasonably necessary to complete the cure;

D.                                    Credit Default.  One of the following credit defaults occurs:

(1)                                  Tenant commences any proceeding under any law relating to bankruptcy, insolvency, reorganization or relief of debts, or seeks appointment of a receiver, trustee, custodian or other similar official for the Tenant or for any substantial part of its property, or any such proceeding is commenced against Tenant and either remains undismissed for a period of ninety (90) days or results in the entry of an order for relief against Tenant which is not fully stayed within ten (10) business days after entry;

(2)                                  Tenant becomes insolvent or bankrupt, does not generally pay its debts as they become due, or admits in writing its inability to pay its debts, or makes a general assignment for the benefit of creditors;

(3)                                  Any third party obtains a levy or attachment under process of law against Tenant’s leasehold interest.

E.                                      Abandonment Default.  Tenant abandons the Premises, as provided in Section 1951.3 of the California Civil Code.

13.                               LANDLORD REMEDIES.

A.                                   Termination of Lease or Possession.  If Tenant defaults, Landlord may elect by notice to Tenant either to terminate this Lease or to terminate Tenant’s possession of the Premises without terminating this Lease.  In either case, Tenant shall immediately vacate the Premises and deliver possession to Landlord, and Landlord may by lawful process repossess the Premises and may, at Tenant’s sole cost, remove any of Tenant’s signs and any of its other property, without relinquishing its right to receive Rent or any other right against Tenant.  Without limiting the generality of the foregoing, upon the termination of this Lease or the termination of Tenant’s right of possession, it shall be lawful for the Landlord, without formal demand or notice of any kind, to re-enter the Premises by summary dispossession proceedings or any other action or proceeding authorized by law and to remove Tenant and all persons and property therefrom.

B.                                     Lease Termination Damages.  Except as otherwise provided in Section 13C, if Tenant abandons the Premises prior to the end of the Term hereof, or if Tenant’s right to possession is terminated by Landlord because of a default by Tenant under this Lease, this Lease shall terminate.  Upon such termination, Landlord may recover from Tenant the following, as provided in Section 1951.2 of the California Civil Code:  (i) the worth at the time of award of the unpaid Rent and other charges under this Lease that had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid Rent and other charges under this Lease which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid Rent and other charges under this Lease for the balance of the term of this Lease after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or that in the ordinary course of things would be likely to result therefrom.  As used herein, the following terms are defined:  (a) The “worth at the time of award” of the amounts referred to in Sections (i) and (ii) is computed by allowing interest at the lesser of 15% per annum or the maximum lawful rate.  The “worth at the time of award” of the amount referred to in Section (iii) is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%.

C.                                     Continuation of Lease.  Even if Tenant has abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant’s right to possession, and Landlord may enforce all its rights and remedies under this Lease, including the right to recover rent as it becomes due.  This remedy is intended to be the remedy described in California Civil Code Section 1951.4, and the following provision from such Civil Code Section is hereby repeated:  “The Lessor has the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations).” Any such payments due Landlord shall be made upon demand therefor from time to time and Tenant agrees that Landlord may file suit to recover any sums falling due from time to time.

Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect in writing to terminate this Lease for such previous breach.

D.                                    Possession Termination Damages.  If Landlord terminates Tenant’s right to possession without terminating the Lease and Landlord takes possession of the Premises itself, Landlord may relet any part of the Premises for such Rent, for such time, and upon such terms as Landlord in its sole discretion shall determine, without any obligation to do so prior to renting other vacant areas in the Building.  Any proceeds from reletting the Premises shall first be applied to the expenses of reletting, including redecoration, repair, alteration, advertising, brokerage, legal, and other reasonably necessary expenses.  If the reletting proceeds after payment of expenses are insufficient to pay the full amount of Rent under this Lease, Tenant shall pay such deficiency to Landlord monthly upon demand as it becomes due.  Any excess proceeds shall be retained by Landlord.

E.                                      Landlord’s Remedies Cumulative.  All of Landlord’s remedies under this Lease shall be in addition to all other remedies Landlord may have at law or in equity.  Waiver by Landlord of any breach of any obligation by Tenant shall be effective only if it is in writing, and shall not be deemed a waiver of any other breach, or any subsequent breach of the same obligation.  Landlord’s acceptance of payment by Tenant shall not constitute a waiver of any breach by Tenant, and if the acceptance occurs after Landlord’s notice to Tenant, or termination of the Lease or of Tenant’s right to possession, the acceptance shall not affect such notice or termination.  Acceptance of payment by Landlord after commencement of a legal proceeding or final judgment shall not affect such proceeding or judgment.  Landlord may advance such monies and take such other actions for Tenant’s account as reasonably may be required to cure or mitigate any default by Tenant.  Tenant shall immediately reimburse Landlord for any such advance, and such sums shall bear interest at the default interest rate until paid.

F.                                      WAIVER OF TRIAL BY JURY.  EACH PARTY WAIVES TRIAL BY JURY IN THE EVENT OF ANY LEGAL PROCEEDING BROUGHT BY THE OTHER IN CONNECTION WITH THIS LEASE.  EACH PARTY SHALL BRING ANY ACTION AGAINST THE OTHER IN CONNECTION WITH THIS LEASE IN A FEDERAL OR STATE COURT LOCATED IN CALIFORNIA, CONSENTS TO THE JURISDICTION OF SUCH COURTS, AND WAIVES ANY RIGHT TO HAVE ANY PROCEEDING TRANSFERRED FROM SUCH COURTS ON THE GROUND OF IMPROPER VENUE OR INCONVENIENT FORUM.

G.                                     Litigation Costs.  In any dispute for the enforcement of the provisions of this Lease, the prevailing party shall be entitled to have its reasonable attorneys’ fees and other costs paid by the other party, whether or not suit is filed.

14.                               SURRENDER.  Upon termination of this Lease or Tenant’s right to possession, Tenant shall return the Premises to Landlord in good order and condition, ordinary wear and casualty damage excepted.  If Landlord has required Tenant to remove any alterations in accordance with the terms of this Lease, then Tenant shall remove the alterations in a good and workmanlike manner and restore the Premises to its condition prior to their installation.

15.                               HOLDOVER.  If Tenant retains possession of any part of the Premises after the Term, Tenant shall become a month-to-month tenant for the entire Premises upon all of the terms of this Lease as might be applicable to such month-to-month tenancy, except that Tenant shall pay all of Base Rent, Operating Cost Share Rent and Tax Share Rent at 150% of the rate in effect immediately prior to such holdover, computed on a monthly basis for each full or partial month Tenant remains in possession.  No acceptance of Rent or other payments by Landlord under these holdover provisions shall operate as a waiver of Landlord’s right to regain possession or any other of Landlord’s remedies.

16.                               SUBORDINATION TO GROUND LEASES AND MORTGAGES.

A.                                   Subordination.  This Lease shall be subordinate to any present or future ground lease or mortgage respecting the Project, and any amendments to such ground lease or mortgage, at the election of the ground lessor or mortgagee, as the case may be, effected by notice to Tenant in the manner provided in this Lease, accompanied by a commercially reasonable agreement (the “NDA”) not to disturb Tenant’s use and occupancy of the Premises, signed by any such ground lessor or mortgagee.  The subordination shall be effective upon such notice and delivery of the NDA, but at the request of Landlord or ground lessor or mortgagee, Tenant shall within ten (10) days of the request, execute and deliver to the requesting party any reasonable documents provided to evidence the subordination.

B.                                     Termination of Ground Lease or Foreclosure of Mortgage.  If any ground lease is terminated or mortgage foreclosed or deed in lieu of foreclosure given and the ground lessor, mortgagee, or purchaser at a foreclosure sale shall thereby become the owner of the Project, Tenant shall attorn to such ground lessor or mortgagee or purchaser without any deduction or setoff by Tenant, and this Lease shall continue in effect as a direct lease between Tenant and such ground lessor, mortgagee or purchaser.  The ground lessor or mortgagee or purchaser shall be liable as Landlord only during the time such ground lessor or mortgagee or purchaser is the owner of the Project.  At the request of Landlord, ground lessor or mortgagee, Tenant shall execute and deliver within ten (10) business days of the request any document furnished by the requesting party to evidence Tenant’s agreement to attorn.

C.                                     Security Deposit.  Any ground lessor or mortgagee shall be responsible for the return of any security deposit by Tenant only to the extent the security deposit is received by such ground lessor or mortgagee.

D.                                    Notice and Right to Cure.  The Project is subject to any ground lease and mortgage identified with name and address of ground lessor or mortgagee in Appendix D to this Lease (as the same may be amended from time to time by written notice to Tenant).  Tenant agrees to send by registered or certified mail to any ground lessor or mortgagee identified either in such Appendix or in any later notice from Landlord to Tenant a copy of any notice of default sent by Tenant to Landlord.  If Landlord fails to cure such default within the required time period under this Lease, but ground lessor or mortgagee begins to cure within ten (10) days after such period and proceeds diligently to complete such cure, then ground lessor or mortgagee shall have such additional time as is reasonably necessary to complete such cure, including any time necessary to obtain possession if possession is necessary to cure, and Tenant shall not begin to enforce its remedies so long as the cure is being diligently pursued.

E.                                      Definitions.  As used in this Section 16, “mortgage” shall include “trust deed” and “mortgagee” shall include “trustee”, “mortgagee” shall include the mortgagee of any ground lessee, and “ground lessor”, “mortgagee”, and “purchaser at a foreclosure sale” shall include, in each case, all of its successors and assigns, however remote.

17.                               ASSIGNMENT AND SUBLEASE.

A.                                   In General.   Tenant shall not, without the prior consent of Landlord in each case, (i) make or allow any assignment or transfer, by operation of law or otherwise, of any part of Tenant’s interest in this Lease, (ii) grant or allow any lien or encumbrance, by operation of law or otherwise, upon any part of Tenant’s interest in this Lease, (iii) sublet any part of the Premises, or (iv) permit anyone other than Tenant and its employees to occupy any part of the Premises.  Tenant shall remain primarily liable for all of its obligations under this Lease, notwithstanding any assignment or transfer.  No consent granted by Landlord shall be deemed to be a consent to any subsequent assignment or transfer, lien or encumbrance, sublease or occupancy.  Tenant shall pay all of Landlord’s attorneys’ fees and other expenses incurred in connection with any consent requested by Tenant or in reviewing any proposed assignment or subletting up to a maximum of $3,000.00.  Any assignment or transfer, grant of lien or encumbrance, or sublease or occupancy shall be void unless Landlord’s prior written consent is obtained.  If Tenant shall assign this Lease or sublet the Premises in its entirety, any rights of Tenant to renew this Lease, extend the Term or to lease Expansion Space in the Project shall be extinguished thereby and will not be transferred to the assignee or subtenant, all such rights being personal to Metabasis Therapeutics, Inc..

B.                                     Landlord’s Consent.  Landlord will not unreasonably withhold or delay its consent to any proposed assignment or subletting.  It shall be reasonable for Landlord to withhold its consent to any assignment or sublease if (i) Tenant is in default under this Lease beyond any applicable notice and cure period, (ii) the proposed assignee or sublessee is a tenant in the Project or an affiliate of such a tenant or a party with whom Landlord has within the previous six (6) months communicated in writing about expanding their space or becoming a prospective tenant in the Project (as applicable), (iii) the financial responsibility, nature of business, and character of the proposed assignee or subtenant are not all reasonably satisfactory to Landlord, (iv) in the reasonable judgment of Landlord the purpose for which the assignee or subtenant intends to use the Premises (or a portion thereof) is not in keeping with Landlord’s standards for the Building or are in violation of the terms of this Lease or any other leases in the Project, (v) the proposed assignee or subtenant is a government entity, or (vi) the proposed assignment is for less than the entire Premises or for less than the remaining Term of the Lease.  The foregoing shall not exclude any other reasonable basis for Landlord to withhold its consent.

C.                                     Procedure.  Tenant shall notify Landlord of any proposed assignment or sublease at least fifteen (15) days prior to its proposed effective date.  The notice shall include the name and address of the proposed assignee or subtenant, its corporate affiliates in the case of a corporation and its partners in a case of a partnership, an execution copy of the proposed assignment or sublease, and sufficient information to permit Landlord to determine the financial responsibility and character of the proposed assignee or subtenant.  As a condition to any effective assignment of this Lease, the assignee shall execute and deliver in form satisfactory to Landlord at least fifteen (15) days prior to the effective date of the assignment, an assumption of all of the obligations of Tenant under this Lease.  As a condition to any effective sublease, subtenant shall execute and deliver in form satisfactory to Landlord at least fifteen (15) days prior to the effective date of the sublease, an agreement to comply with all of Tenant’s obligations under this Lease, and at Landlord’s option, an agreement (except for the economic obligations which subtenant will undertake directly to Tenant) to attorn to Landlord under the terms of the sublease in the event this Lease terminates before the sublease expires.

D.                                    Change of Ownership.  Any direct or indirect change in 50% or more in the aggregate of the ownership interest in Tenant shall constitute an assignment of this Lease.  The foregoing provision shall not apply to any public offering of the capital stock of Tenant, or the subsequent transfers of such stock on any exchange or over the counter market.

E.                                      Excess Payments.  If Tenant shall assign this Lease or sublet any part of the Premises for consideration in excess of the Rent applicable to the space subject to the assignment or sublet, then Tenant shall pay to Landlord as Additional Rent 50% of any such excess, after deduction for Tenant’s reasonable attorneys fees, brokerage commissions and other leasing costs.

F.                                      Permitted Transfers.  Notwithstanding anything to the contrary contained herein, Tenant may assign its entire interest under this Lease or sublet the Premises to an entity which is an Affiliate (as defined in Section 26.C) of Tenant (a “Permitted Transfer”) without the consent of Landlord, provided: (i) Tenant is not in default under this Lease beyond any applicable grace or cure period at the time of the Permitted Transfer; (ii) the “Permitted Transferee” operates in the Premises for the Permitted Use and no other purpose; and (iii) in no event shall any transfer release or relieve Tenant from any of its obligations under this Lease. Tenant shall give Landlord written notice at least thirty (30) days prior to the effective date of any Permitted Transfer (unless prohibited by applicable law, in which case Tenant shall comply with the provisions of this Section 17 as soon as reasonably possible in compliance with applicable law).

G.                                     Space Sharing.    Tenant may permit its Affiliates, subcontractors, contract partners, teaming partners and customers to use portions of the Premises on a temporary basis from time to time for work related to the Permitted Use, and such space sharing with such persons shall not be deemed to be an assignment or subletting of the Premises.  The provisions of Section 17.E above regarding excess payments of Rent to Tenant, shall not apply to any such space sharing arrangement.

18.                               CONVEYANCE BY LANDLORD.  If Landlord shall at any time transfer its interest in the Project or this Lease, Landlord shall be released of any obligations occurring after such transfer, except the obligation to return to Tenant any security deposit not delivered to its transferee, and Tenant shall look solely to Landlord’s successors for performance of such obligations.  Subject to the provisions of Section 16, this Lease shall not be affected by any such transfer.

19.                               ESTOPPEL CERTIFICATE.  Each party shall, within ten business (10) days of receiving a request from the other party, execute, acknowledge in recordable form, and deliver to the other party or its designee a certificate stating, subject to a specific statement of any applicable exceptions, that the Lease as amended to date is in full force and effect, that the Tenant is paying Rent and other charges on a current basis, and that to the best of the knowledge of the certifying party, the other party has committed no uncured defaults and has no offsets or claims.  The certifying party may also be required to state the date of commencement of payment of Rent, the Commencement Date, the Termination Date, the Base Rent, the current Operating Cost Share Rent and Tax Share Rent estimates, the status of any improvements required to be completed by Landlord, the amount of any security deposit, and such other matters as may be reasonably requested.  Failure to deliver such statement within the time required shall be conclusive evidence against the non-certifying party that this Lease, with any amendments identified by the requesting party, is in full force and effect, that there are no uncured defaults by the requesting party, that not more than one month’s Rent has been paid in advance, that the non-certifying party has not paid any security deposit, and that the non-certifying party has no claims or offsets against the requesting party.

20.                               SECURITY DEPOSIT.   Tenant shall deposit with Landlord on the date of this Lease, security for the performance of all of its obligations in the amount set forth on the Schedule.  If Tenant defaults under this Lease, after applicable notice and cure periods, Landlord may use any part of the Security Deposit to make any defaulted payment, to pay for Landlord’s cure of any defaulted obligation, or to compensate Landlord for any loss or damage resulting from any default.  To the extent any portion of the deposit is used, Tenant shall within ten (10) days after demand from Landlord restore the deposit to its full amount.  Landlord may keep the Security Deposit in its general funds and shall not be required to pay interest to Tenant on the deposit amount.  If Tenant shall perform all of its obligations under this Lease and return the Premises to Landlord at the end of the Term, Landlord shall return all of the remaining Security Deposit to Tenant not later than thirty (30) days after the delivery of possession of the Premises to Landlord.  The Security Deposit shall not serve as an advance payment of Rent or a measure of Landlord’s damages for any default under this Lease.

If Landlord transfers its interest in the Project or this Lease, Landlord shall either (a) transfer the portion of the Security Deposit then held by Landlord to its transferee or (b) return to Tenant the portion of the Security Deposit then held by Landlord and remaining after the deductions permitted herein.  Upon such transfer to such transferee or the return of the Security Deposit to Tenant, Landlord shall have no further obligation with respect to the Security Deposit, and Tenant’s right to the return of the Security Deposit shall apply solely against Landlord’s transferee.

Tenant waives the provision of California Civil Code Section 1950.7, and all other provisions of law now in force or that become in force after the date of execution of this Lease, that provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy any defaults in the payment of Rent, to repair damage caused by Tenant, or to clean the Premises.  Landlord and Tenant agree that Landlord, in addition, may claim those sums reasonably necessary to compensate Landlord for any other foreseeable or unforeseeable loss or damage caused by the acts or omission of Tenant or Tenant’s officers, agents, employees, independent contractors, or invitees.

21.                               FORCE MAJEURE.  Neither Landlord nor Tenant shall be in default under this Lease to the extent they are unable to perform any of their respective obligations on account of any strike or labor problem, energy shortage, governmental pre-emption or prescription, flood, earthquake, national emergency, or any other cause of any kind beyond the reasonable control of the affected party (“Force Majeure”); provided, however, that Tenant’s payment of Rent shall not be delayed by Force Majeure.

22.                               INTENTIONALLY OMITTED.

23.                               NOTICES.  All notices, consents, approvals and similar communications to be given by one party to the other under this Lease (including, without limitation, any notice required by law to be given by Landlord to Tenant as a condition to the filing of an action alleging an unlawful detainer of the Premises and any three (3) day notice under Section 1161(2) or (3) of the California Code of Civil Procedure), shall be given in writing, mailed or personally delivered as follows:

A.                                   Landlord.  To Landlord as follows:

CarrAmerica Realty, L.P.
c/o CarrAmerica Realty Corporation
3100 South Bristol Street, Suite 420
Costa Mesa, CA 92626
Attn:  Managing Director

with a copy to:

CarrAmerica Realty Corporation
1850 K Street, N.W., Suite 500
Washington, D.C.  20006
Attn:  Lease Administration

or to such other person at such other address as Landlord may designate by notice to Tenant.

B.                                     Tenant.  To Tenant as follows:

Prior to the Commencement Date:
Metabasis Therapeutics, Inc.
9390 Towne Centre Drive
Building 300
San Diego, CA 92121
Attention:  Chief Financial Officer

After the Commencement Date:
Metabasis Therapeutics, Inc.
11119 North Torrey Pines Road
San Diego, California 92037
Attn:  Chief Financial Officer

or to such other person at such other address as Tenant may designate by notice to Landlord.

Mailed notices shall be sent by United States certified or registered mail, or by a reputable national overnight courier service, postage prepaid.  Mailed notices shall be deemed to have been given on the earlier of actual delivery or three (3) business days after posting in the United States mail in the case of registered or certified mail, and one business day in the case of overnight courier.

24.                               QUIET POSSESSION.  So long as Tenant shall perform all of its obligations under this Lease, Tenant shall enjoy peaceful and quiet possession of the Premises against any party claiming through the Landlord.

25.                               REAL ESTATE BROKER.  Landlord represents to Tenant that it has not dealt with any real estate broker with respect to this Lease except for any broker(s) listed in the Schedule, and no other broker is in any way entitled to claim through Landlord any broker’s fee or other payment in connection with this Lease.  Tenant represents to Landlord that it has not dealt with any real estate broker with respect to this Lease except for any broker(s) listed in the Schedule, and no other broker is in any way entitled to claim through Tenant any broker’s fee or other payment in connection with this Lease.   Landlord and Tenant shall indemnify and defend the other against any claims by any other broker or third party claiming through the indemnifying party for any payment of any kind in connection with this Lease.

26.                               MISCELLANEOUS.

A.                                   Successors and Assigns.  Subject to the limits on Tenant’s assignment contained in Section 17, the provisions of this Lease shall be binding upon and inure to the benefit of all successors and assigns of Landlord and Tenant.

B.                                     Date Payments Are Due.  Except for payments to be made by Tenant under this Lease which are due upon demand, Tenant shall pay to Landlord any amount for which Landlord makes a valid claims for payments by rendering a statement of account within ten days of Tenant’s receipt of Landlord’s statement.

C.                                     Meaning of “Landlord”, “Re-Entry, “including,” “Affiliate” and “Control”.  The term “Landlord” means only the owner of the Project and the lessor’s interest in this Lease from time to time.  The words “re-entry” and “re-enter” are not restricted to their technical legal meaning.  The words “including” and similar words shall mean “without limitation.” The word “affiliate” shall mean a person or entity controlling, controlled by or under common control with the applicable entity.  “Control” shall mean the power directly or indirectly, by contract or otherwise, to direct the management and policies of the applicable entity.

D.                                    Time of the Essence.  Time is of the essence of each provision of this Lease.

E.                                      No Option.  This document shall not be effective for any purpose until it has been executed and delivered by both parties; execution and delivery by one party shall not create any option or other right in the other party.

F.                                      Severability.  The unenforceability of any provision of this Lease shall not affect any other provision.

G.                                     Governing Law.  This Lease shall be governed in all respects by the laws of the state in which the Project is located, without regard to the principles of conflicts of laws.

H.                                    Lease Modification.  Tenant agrees to modify this Lease in any way reasonably requested by a mortgagee which does not cause increased expense to Tenant or otherwise materially adversely affect Tenant’s interests under this Lease.

I.                                         No Oral Modification.  No modification of this Lease shall be effective unless it is a written modification signed by both parties.

J.                                        Right to Cure.  If Landlord breaches any of its obligations under this Lease, Tenant shall notify Landlord in writing and shall take no action respecting such breach so long as Landlord immediately begins to cure the breach and diligently pursues such cure to its completion.  Landlord may cure any default by Tenant; any expenses incurred shall become Additional Rent due from Tenant on demand by Landlord.

K.                                    Captions.  The captions used in this Lease shall have no effect on the construction of this Lease.

L.                                      Authority.  Landlord and Tenant each represents to the other that it has full power and authority to execute and perform this Lease.

M.                                 Enforcement of Remedies.  Either party may enforce any of its remedies under this Lease either in its own name or through an agent.

N.                                    Entire Agreement.  This Lease, together with all Appendices, constitutes the entire agreement between the parties.  No representations or agreements of any kind have been made by either party which are not contained in this Lease.

O.                                    Landlord’s Title.  Landlord’s title shall always be paramount to the interest of the Tenant, and nothing in this Lease shall empower Tenant to do anything which might in any way impair Landlord’s title.

P.                                      Light and Air Rights.  Landlord does not grant in this Lease any rights to light and air in connection with Project.  Landlord reserves to itself, the Land required for the installation and repair of utility lines and other items required to serve other tenants of the Project.

Q.                                    Singular and Plural.  Wherever appropriate in this Lease, a singular term shall be construed to mean the plural where necessary, and a plural term the singular.  For example, if at any time two parties shall constitute Landlord or Tenant, then the relevant term shall refer to both parties together.

R.                                     No Recording by Tenant.  Tenant shall not record in any public records any memorandum or any portion of this Lease.

S.                                      Exclusivity.  Landlord does not grant to Tenant in this Lease any exclusive right except the right to occupy its Premises.

T.                                     No Construction Against Drafting Party.  The rule of construction that ambiguities are resolved against the drafting party shall not apply to this Lease.

U.                                    Survival.  All obligations of Landlord and Tenant under this Lease shall survive the termination of this Lease.

V.                                     Rent Not Based on Income.  No rent or other payment in respect of the Premises shall be based in any way upon net income or profits from the Premises.  Tenant may not enter into or permit any sublease or license or other agreement in connection with the Premises which provides for a rental or other payment based on net income or profit.

W.                                Building Manager and Service Providers.  Landlord may perform any of its obligations under this Lease through its employees or third parties hired by the Landlord.

X.                                    Late Charge and Interest on Late Payments.  Without limiting the provisions of Section 12A, if Tenant fails to pay any installment of Rent or other charge to be paid by Tenant pursuant to this Lease within five (5) business days after the notice to Tenant that the same is due and payable, then Tenant shall pay a late charge equal to the greater of five percent (5%) of the amount of such payment or $250.  In addition, interest shall be paid by Tenant to Landlord on any late payments of Rent from the date due until paid at the rate provided in Section 2D(2).  Such late charge and interest shall constitute additional Rent due and payable by Tenant to Landlord upon the date of payment of the delinquent payment referenced above.

27.                               UNRELATED BUSINESS INCOME.  If Landlord is advised by its counsel at any time that any part of the payments by Tenant to Landlord under this Lease may be characterized as unrelated business income under the United States Internal Revenue Code and its regulations, then Tenant shall enter into any amendment proposed by Landlord to avoid such income, so long as the amendment does not require Tenant to make more payments or accept fewer services from Landlord, than this Lease provides.

28.                               HAZARDOUS SUBSTANCES.

A.                                   Tenant shall not cause or permit any Hazardous Substances to be brought upon, produced, stored, used, discharged or disposed of in or near the Project except in accordance with the provisions of this Section 28 and in compliance with Environmental Law.  Landlord acknowledges that it is not the intent of this Section 28 to prohibit Tenant from using the Premises for the Permitted Use.  Tenant may operate its business according to prudent industry practices and use Hazardous Substances in the Premises, so long as the use or presence of Hazardous Substances is strictly and properly monitored according to all then applicable Environmental Law, and in compliance with the terms of this Lease.  If any lender or governmental agency shall require testing for Hazardous Substances in the Premises, Tenant shall pay for such testing if the results of such testing indicate Tenant is in violation of the terms of this Section 28.

B.                                     “Hazardous Substances” or “Hazardous Materials” means (a) any chemical, compound, material, mixture or substance that is now or hereafter defined or listed in, or otherwise classified pursuant to, any Environmental Laws as a “hazardous substance”, “hazardous material”, “hazardous waste”, “extremely hazardous waste”, “acutely hazardous waste”, “radioactive waste”, “infectious waste”, “biohazardous waste”, “toxic substance”, “pollutant”, “toxic pollutant”, “contaminant” as well as any formulation not mentioned herein intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, “EP toxicity”, or “TCLP toxicity”; (b) petroleum, natural gas, natural gas liquids, liquefied natural gas, synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas) and ash produced by a resource recovery facility utilizing a municipal solid waste stream, and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas, or geothermal resources; (c) “hazardous substance” as defined in Section 25281(f) of the California Health and Safety Code; (d) “waste” as defined in Section 13050(d) of the California Water Code; (e) asbestos in any form; (f) urea formaldehyde foam insulation; (g) polychlorinated biphenyls (PCBs); (h) radon; and (i) any other chemical, material, or substance exposure to which is limited or regulated by any Governmental Agency because of its quantity, concentration, or physical or chemical characteristics, or which poses a significant present or potential hazard to human health or safety or to the environment if released into the workplace or the environment.  “Hazardous Substances” shall not include ordinary office supplies and repair, maintenance and cleaning supplies maintained in reasonable and necessary quantities and used in accordance with all Environmental Laws.  “Environmental Laws” means any and all present and future federal, state and local laws, ordinances, regulations, policies and any other requirements of any Governmental Agency relating to health, safety, the environment or to any Hazardous Substances, including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (CERCLA), the Resource Conservation Recovery Act (RCRA), the Hazardous Materials Transportation Act, the Toxic Substance Control Act, the Endangered Species Act, the Clean Water Act, the Occupational Safety and Health Act, the California Environmental Quality Act and the applicable provisions of the California Health and Safety Code, California Labor Code and the California Water Code, each as hereafter amended from time to time, and the present and future rules, regulations and guidance documents promulgated under any of the foregoing.

C.                                     Without limiting Tenant’s liability and obligations under Sections 28(D), (E), (F) and (G), the foregoing covenant set forth in Section 28(A) shall not extend to insignificant amounts of substances typically found or used in general office applications so long as (i) such substances are maintained only in such quantities as are reasonably necessary for Tenant’s operations in the Premises, (ii) such substances are used strictly in accordance with the manufacturers’ instructions therefor and all applicable Environmental Laws, (iii) such substances are not disposed of in or about the Project in a manner which would constitute a release or discharge thereof, and (iv) all such substances are removed from the Project by Tenant upon the expiration or earlier termination of this Lease.  Tenant shall, within thirty (30) days after demand therefor, provide to Landlord a written list identifying any Hazardous Materials then maintained by Tenant in the Building, the use of each such Hazardous Material so maintained by Tenant together with written certification by Tenant stating, in substance, that neither Tenant nor any employee, agent, licensee or contractor of Tenant (collectively, the “Tenant Parties”) has released or discharged any Hazardous Materials in or about the Project.

D.                                    At Landlord’s request, Tenant shall provide Landlord with detailed hazardous material management plan describing all relevant aspects of the same (to the extent Tenant is required by law to produce such a plan).  Tenant shall, within five (5) days after receipt thereof, furnish to Landlord copies of all notices or other communications received by Tenant with respect to any actual or alleged release or discharge of any Hazardous Material in or about the

Premises or the Project and shall, whether or not Tenant receives any such notice or communication, notify Landlord in writing of any discharge or release of Hazardous Material by Tenant or any Tenant Parties.  In the event Tenant is required to maintain any hazardous materials license or permit in connection with any use conducted by Tenant or any equipment operated by Tenant in the Premises, copies of each such license or permit, each renewal thereof, and any communication relating to suspension, renewal or revocation thereof shall be furnished to Landlord within five (5) days after receipt thereof by Tenant.  Compliance by Tenant with this Section 28(C) shall not relieve Tenant of any other obligation of Tenant pursuant to this Section 28.

E.                                      Upon any violation of the foregoing covenants and in all events upon any expiration of the Term, Tenant shall be obligated, at Tenant’s sole cost, to clean up and remove from the Project all Hazardous Materials for which Tenant is responsible according to the provisions of this Section 28.E.  Tenant shall be responsible for Hazardous Materials introduced into the Project by Tenant or the Tenant Parties, or introduced into the Premises by any third party (other than Landlord, its employees, agents, licensees and contractors) because Tenant failed to secure the Premises reasonably.  The foregoing shall not make Tenant responsible for the migration onto the Premises of Hazardous Materials from off-site which Tenant or the Tenant Parties did not cause, contribute to or exacerbate.  Such clean-up and removal shall include all testing and investigation required by any governmental authorities having jurisdiction and preparation and implementation of any remedial action plan required by any governmental authorities having jurisdiction.  All such clean-up and removal activities of Tenant shall, in each instance, be conducted to the satisfaction of Landlord and of all governmental authorities having jurisdiction.  Landlord’s right of entry pursuant to Section 11 of this Lease shall include the right (but not the obligation) to enter and inspect the Premises for violations of Tenant’s covenant herein and to supervise any of Tenant’s clean-up and removal activities.

F.                                      To the extent permitted by then applicable law, Tenant shall protect, indemnify, defend and hold harmless Landlord, the partners of any entity constituting Landlord and Landlord’s partners, officers, employees, agents and lenders from and against any and all claims, liabilities, losses, actions, costs and expenses (including attorneys’ fees and costs of defense) incurred by such indemnified persons, or any of them, as the result of (i) the introduction into the Project by Tenant or the Tenant Parties of any Hazardous Material, (ii) the usage by Tenant or the Tenant Parties in or about the Project, (iii) the introduction of any Hazardous Material into the Premises by any person (other than Landlord, its employees, agents, licensees and contractors) as a result of Tenant’s failure to reasonably secure the Premises, (iv) any injury to or death of persons or damage to or destruction of property resulting from the use by Tenant or the Tenant Parties of Hazardous Materials in or about the Project, and (v) any failure of Tenant or the Tenant Parties to observe the foregoing covenants.  Payment shall not be a condition precedent to enforcement of the foregoing indemnification provision.

G.                                     Upon any violation of any of the foregoing covenants (after applicable notice and cure periods), Landlord shall be entitled to exercise all remedies available to a landlord against the defaulting tenant, including but not limited to those set forth in Section 13 of this Lease.  Without limiting the generality of the foregoing, Tenant expressly agrees that upon any such violation Landlord may, at its option (i) immediately terminate this Lease, or (ii) continue this Lease in effect until compliance by Tenant with its clean-up and removal covenant

(notwithstanding the expiration of the term of this Lease).  No action by Landlord hereunder shall impair the obligations of Tenant pursuant to this Section 28.

29.                               EXCULPATION.  Landlord shall have no personal liability under this Lease; its liability shall be limited to its interest in the Project, and shall not extend to any other property or assets of the Landlord.  In no event shall any officer, director, employee, agent, shareholder, partner, member or beneficiary of Landlord be personally liable for any of Landlord’s obligations hereunder.

30.                               EXTENSION OPTION.   Subject to Subsections B and C below, Tenant may at its option extend the Term of this Lease for the entire Premises for two (2) periods of five (5) years (each, a “Renewal Term”) upon the same terms contained in this Lease, excluding the provisions of Appendix C of this Lease and except for the amount of Base Rent payable during a Renewal Term.  Tenant shall have no additional extension options.

A.                                   The Base Rent during the Renewal Term shall be the then prevailing Market Rate for a comparable term commencing on the first day of the Renewal Term for non-renewing tenants of comparable size and creditworthiness for comparable space in the Building and other first class office buildings in the Torrey Pines area, as reasonably determined by Landlord.

B.                                     To exercise the option, Tenant must deliver a notice to Landlord not less than nine (9) months nor more than fifteen (15) months prior to the proposed commencement of the Renewal Term.  Thereafter, the Market Rate for the Renewal Term shall be calculated pursuant to Subsection C below and Landlord shall inform Tenant of Landlord’s determination of the Market Rate.  Such calculations shall be final and shall not be recalculated at the actual commencement of the Renewal Term.  If Tenant fails to timely give its notice of exercise, Tenant will be deemed to have waived its option to extend.

C.                                     “Market Rate” shall be determined as follows:

(1)                                  If Tenant provides Landlord with its notice of exercise pursuant to Subsection B above, then within thirty (30) days after receipt of Tenant’s notice, Landlord shall calculate and inform Tenant of Landlord’s determination of the Market Rate.  If Tenant rejects the Market Rate as calculated by Landlord, Tenant shall inform Landlord of its rejection within ten (10) days after Tenant’s receipt of Landlord’s calculation, and Landlord and Tenant shall commence negotiations to agree upon the Market Rate.  If Tenant fails to timely reject Landlord’s calculation of the Market Rate it will be deemed to have accepted such calculation.  If Landlord and Tenant are unable to reach agreement within twenty-one (21) days after Landlord’s receipt of Tenant’s notice of rejection, then the Market Rate shall be determined in accordance with (2)-(4) below.

(2)                                  If Landlord and Tenant are unable to reach agreement on the Market Rate within said twenty-one (21) day period, then within seven (7) days, Landlord and Tenant shall each simultaneously submit to the other in a sealed envelope its good faith estimate of the Market Rate.  If the higher of such estimates is not more than one hundred five percent (105%) of the lower, then the Market Rate shall be the average of the two.  Otherwise, the dispute shall be resolved by arbitration in accordance with (3) and (4) below.

(3)                                  Within seven (7) days after the exchange of estimates, the parties shall select as an arbitrator an independent MAI appraiser with at least ten (10) years of experience in appraising office space in the area in which the Project is located (a “Qualified Appraiser”).  If the parties cannot agree on a Qualified Appraiser, then within a second period of seven (7) days, each shall select a Qualified Appraiser and within ten (10) days thereafter the two appointed Qualified Appraisers shall select a third Qualified Appraiser and the third Qualified Appraiser shall be the sole arbitrator.  If one party shall fail to select a Qualified Appraiser within the second seven (7) day period, then the Qualified Appraiser chosen by the other party shall be the sole arbitrator.

(4)                                  Within twenty-one (21) days after submission of the matter to the arbitrator, the arbitrator shall determine the Market Rate by choosing whichever of the estimates submitted by Landlord and Tenant the arbitrator judges to be more accurate.  The arbitrator shall notify Landlord and Tenant of its decision, which shall be final and binding.  If the arbitrator believes that expert advice would materially assist him, the arbitrator may retain one or more qualified persons to provide expert advice.  The fees of the arbitrator and the expenses of the arbitration proceeding, including the fees of any expert witnesses retained by the arbitrator, shall be paid by the party whose estimate is not selected.  Each party shall pay the fees of its respective counsel and the fees of any witness called by that party.

D.                                    Tenant’s option to extend this Lease is subject to the conditions that:  (i) on the date that Tenant delivers its notice exercising its option to extend, Tenant is not in default under this Lease after the expiration of any applicable notice and cure periods, and (ii) Tenant has not been in default of any material financial obligation under this Lease in the preceding 24 months, and (iii) Tenant shall not have assigned this Lease or sublet any portion of the Premises under a sublease which is in effect at any time during the final 12 months of the initial Term or the first Renewal Term.

E.                                      The option to extend set forth in this Section 30 is personal to Metabasis Therapeutics, Inc. and may not be exercised by any assignee or subtenant of the original Tenant under this Lease.

31.                               SIGNAGE.

Subject to:  (a) Landlord’s reasonable prior written approval of the location, design, size, color, material, composition and plans and specifications therefor (which approval shall not be unreasonably delayed), (b) any covenants, conditions or restrictions affecting the Project, and (c) the prior written consent of governmental authority having jurisdiction over such matters, Tenant shall have the right, at its sole cost and expense, to construct and maintain a sign on the Building (the “Building Sign”), to the extent permitted by Governmental Requirements. Upon Landlord granting its approval, Tenant shall erect the Building Sign in accordance with approved plans and specifications, in a good and workmanlike manner, in accordance with all applicable Governmental Requirements, now in force or hereafter enacted, of any governmental entity or agency having jurisdiction over the Project, and after Tenant has received all requisite approvals thereunder (all of which being referred to herein collectively as the “Sign Requirements”), and in a manner so as not to unreasonably interfere with the use of the common areas or other portions of the Project while such sign construction is taking place.  Tenant shall maintain the Building

Sign in a good, clean and safe condition and in accordance with the Sign Requirements, including all repairs and replacements thereto.  Upon the expiration or earlier termination of the Lease Tenant shall, at its sole cost and expense, remove the Building Sign and repair all damage caused thereby and restore the applicable portion of the Building to its condition prior to the installation and removal of any sign.  In addition, Tenant shall have the non-exclusive right to have its name placed on the monument sign outside of the Building, at Tenant’s cost.  Tenant shall also have the right, at Tenant’s cost, to install a sign (subject to Sign Requirements) in a space adjacent to the main entrance to the Premises.  Tenant may place Tenant’s name in any Building directory.

SIGNATURES APPEAR ON FOLLOWING PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Lease.

LANDLORD:

CARRAMERICA REALTY, L.P.,
a Delaware limited partnership

By:	CarrAmerica Realty GP Holdings, LLC,
a Delaware limited liability company,
its general partner

By:	CarrAmerica Realty Operating Partnership, L.P., a Delaware limited partnership, its sole member

By:	CarrAmerica Realty Corporation, a Maryland corporation, its general partner

	By:	/s/ Malcom O’Donnell
		Name:	Malcom O’Donnell
		Title:	Vice President

TENANT:

METABASIS THERAPEUTICS, INC.,
a California corporation

By:	/s/ John W. Beck
Print Name:	John W. Beck
Print Title:	VP of Finance, CFO and Treasurer

APPENDIX A

PLAN OF THE PREMISES

(attach floor plan depicting the Premises)

A-1

APPENDIX B

RULES AND REGULATIONS

1.                                       Tenant shall not place anything, or allow anything to be placed near the glass of any window, door, partition or wall which may, in Landlord’s reasonable judgment, appear unsightly from outside of the Project.

2.                                       The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by Tenant or used by Tenant for any purposes other than for ingress to and egress from the Premises.  Tenant shall lend its full cooperation to keep such areas free from all obstruction and in a clean and sightly condition and shall move all supplies, furniture and equipment as soon as received directly to the Premises and move all such items and waste being taken from the Premises (other than waste customarily removed by employees of the Building) directly to the shipping platform at or about the time arranged for removal therefrom.

3.                                       The toilet rooms, urinals, wash bowls and other apparatuses shall not be used for any purposes other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein, and to the extent caused by Tenant or its employees or invitees, the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by Tenant.

4.                                       Tenant shall not use the Premises for housing, lodging or sleeping purposes; or permit preparation or warming of food in the Premises (warming of or making coffee and individual meals with employees and guests excepted).  Tenant shall not occupy or use the Premises or permit the Premises to be occupied or used for any purpose, act or thing which is in violation of any Governmental Requirement or which may be dangerous to persons or property.

5.                                       Landlord shall have sole power to direct electricians as to where and how telephone and other wires are to enter the Building.  No boring or cutting for wires in exterior walls of the Building is to be allowed without the consent of Landlord.  The location of telephones, telecommunications equipment, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord and initial placement and needs for future expansion shall be agreed upon prior to the execution of this lease.

6.                                       No additional locks shall be placed upon any doors, windows or transoms in or to the Premises without Landlord’s consent, which shall not be unreasonably withheld.  Tenant shall not change existing locks or the mechanism thereof without Landlord’s consent, which shall not be unreasonably withheld.  Upon termination of the lease, Tenant shall deliver to Landlord all keys and passes for offices, rooms, parking lot and toilet rooms which shall have been furnished Tenant.

In the event of the loss of keys so furnished, Tenant shall pay Landlord therefor.  Tenant shall not make, or cause to be made, any such keys and shall order all such keys solely from Landlord and shall pay Landlord for any keys in addition to the two sets of keys originally furnished by Landlord for each lock.

7.                                       Tenant shall not install linoleum, tile, carpet or other floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by Landlord.

8.                                       Tenant shall cause the Premises to be secured at the end of the day.

9.                                       Without the prior written consent of Landlord, Tenant shall not use the name of the Project or any picture of the Project in connection with, or in promoting or advertising the business of, Tenant, except Tenant may use the address of the Project as the address of its business.

10.                                 Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage, which may arise from a cause other than Landlord’s negligence, which includes keeping doors locked and other means of entry to the Premises closed and secured.

11.                                 No bicycle or other vehicle shall be allowed in the Premises, halls, freight docks, or any other parts of the Building.  Tenant shall not make or permit any noise, vibration or odor to emanate from the Premises, or do anything therein tending to create, or maintain, a nuisance, or do any act tending to injure the reputation of the Building.

12.                                 Tenant acknowledges that Building security problems may occur which may require the employment of extreme security measures in the day-to-day operation of the Project.

Accordingly:

(a)                                  Landlord may, at any time, or from time to time, or for regularly scheduled time periods, as deemed advisable by Landlord and/or its agents, in their sole discretion, require that persons entering or leaving the Project or the Property identify themselves to watchmen or other employees designated by Landlord, by registration, identification or otherwise.

(b)                                 Tenant agrees that it and its employees will cooperate fully with Project employees in the implementation of any and all security procedures.

(c)                                  Such security measures shall be the sole responsibility of Landlord, and Tenant shall have no liability for any action taken by Landlord in connection therewith, it being understood that Landlord is not required to provide any security procedures and shall have no liability for such security procedures or the lack thereof.

13.                                 Tenant shall not do or permit the manufacture, sale or purchase of any fermented, intoxicating or alcoholic beverages in the Premises without obtaining written consent of Landlord.

14.                                 Landlord may retain a pass key to the Premises and be allowed admittance thereto at all times to enable its representatives to examine the Premises from time to time and to exhibit the same and Landlord may place and keep on the windows and doors of the Premises at any time signs advertising the Premises for Rent.

15.                                 No equipment, mechanical ventilators, awnings, special shades or other forms of window covering shall be permitted either inside or outside the windows of the Premises without the prior written consent of Landlord, and then only at the expense and risk of Tenant, and they shall be of such shape, color, material, quality, design and make as may be approved by Landlord.

16.                                 Tenant shall not install or operate any device, radio receiver or transmitter, TV receiver or transmitter, or similar device in the Building, nor install or operate any antenna, aerial, wires or other equipment inside or outside the Building, nor operate any electrical device from which may emanate electrical waves which may interfere with or impair radio or television broadcasting or reception from or in the Building or elsewhere, without in each instance the prior written approval of Landlord.  The use thereof, if permitted, shall be subject to control by Landlord to the end that others shall not be disturbed.

17.                                 Tenant shall promptly remove all rubbish and waste from the Premises.

18.                                 Tenant shall not overload any floors in the Premises.

19.                                 Whenever Landlord’s consent, approval or satisfaction is required under these Rules, then unless otherwise stated, any such consent, approval or satisfaction must be obtained in advance, such consent or approval may be granted or withheld in Landlord’s sole discretion, and Landlord’s satisfaction shall be determined in its sole judgment.

APPENDIX C

TENANT IMPROVEMENT AGREEMENT

1.                                      INITIAL IMPROVEMENTS.  Landlord has caused an architect to prepare a space plan and detailed construction drawings based upon Tenant’s information (the “Drawings”), which Drawings have been approved by Landlord and Tenant and are attached hereto as Schedule 1 to Appendix C.   The work to be performed to configure the Premises as shown on the Drawings, including all permits and plans related thereto, shall be called the “Initial Improvements”.  Landlord shall be responsible for construction, at Landlord’s sole cost, of the Initial Improvements, which Initial Improvements shall be constructed in a good and workmanlike manner, free from latent or patent defects, and in compliance with all laws.

Landlord and Tenant acknowledge and agree to review and approve in good faith within 5 days after receipt the redesign of the ducting in the first floor to accommodate the ceiling height in the Premises, and such redesign, once approved, shall become part of Schedule 1 and Schedule 2.  Such redesign has been identified and agreed in concept by Landlord and Tenant prior to the date hereof and will not be considered a “Change Order” as defined below.

Landlord shall select one or more contractors to perform the Initial Improvements.  All materials, finishes and installations shall be within the Building standard selection, except to the extent such materials, finishes and installations have been already identified on Schedule 1 or Schedule 2 as being part of the Initial Improvements, as reasonably approved by Tenant prior to Landlord’s selection and order thereof.

Landlord shall use commercially reasonable efforts to cause the Initial Improvements to be substantially completed before the target Rent Commencement Date, except for minor “Punch List” items, subject to Tenant Delay (as defined in Section 4 hereof) and Force Majeure.  Punch List items shall be completed within 30 days after the Commencement Date.

The Initial Improvements shall be deemed substantially completed (“Substantially Completed” or “Substantial Completion”) on the date that Landlord’s architect shall so indicate, subject only to minor or insubstantial details of construction, mechanical adjustment or decoration to be performed, the incomplete state of which does not materially interfere with Tenant’s use of the Premises for the Permitted Use.

The Initial Improvements shall not include cabling, telephone systems, furniture, work stations, Tenant trade fixtures, information technology, or any other matter not specifically identified on Schedule 1 or Schedule 2.

2.                                      CHANGE ORDERS.  If Tenant shall require improvements or changes to the Initial Improvements, or the use of any materials, finishes or installations which are not within the Building standard selection (except to the extent such materials, finishes and installations have been already identified on Schedule 1 or Schedule 2 as being part of the Initial Improvements), (individually or collectively, “Change Orders”) to any of the Premises in addition to, revision of, or substitution for the Initial Improvements as shown on Schedules 1 and 2, Tenant shall deliver to Landlord for its approval plans and specifications for such Change

Orders.  Landlord shall approve or disapprove of such Change Order in its reasonable discretion within 5 days.  If Landlord approves of such Change Order, Landlord shall accompany its approval with an estimate of the additional cost and Tenant Delay (as defined below), if any which would be caused by such change order.  Tenant shall approve or disapprove of such cost and time estimate within 5 days after receipt.  Provided Tenant approves such cost and time estimate, and subject to Section 3 below, Tenant shall pay for all preparations and revisions of plans and specifications, and the construction of all Change Orders.

3.                                      LANDLORD’S CONTRIBUTION.  Landlord shall pay for the costs of the Initial Improvements.  The costs of the Initial Improvements shall include all architect and engineering fees, permit fees, and a reasonable construction management fee for Landlord.  In addition, the costs of the Initial Improvements shall include up to $110,000.00 for the cost of Tenant’s construction manager.  Landlord further agrees to make available up to $245,448 ($3 per rentable square foot) (“Additional Allowance”) available to Tenant to pay for any Change Orders approved by Tenant in accordance with Section 2, provided that (a) the actual amount of the Additional Allowance utilized by Tenant shall be amortized over the Term with interest at 8%, and added to the Monthly Base Rent paid by Tenant under the Lease; and (b) prior to the Rent Commencement Date, Landlord and Tenant shall execute an amendment to this Lease to reflect any such adjustment in the Monthly Base Rent.

4.                                      COMMENCEMENT DATE DELAY.  The Rent Commencement Date for the Premises shall be delayed beyond the target Rent Commencement Date until the Initial Improvements have been substantially completed, and such date shall be the Completion Date (the “Completion Date”).  Notwithstanding the foregoing, if the Rent Commencement Date is actually delayed because of any one or more of the following (a “Tenant Delay”), the Rent Commencement Date shall be the day the Initial Improvements would have been substantially completed but for such Tenant Delay:

(a)                                  Contractor’s performance of any Change Orders; or

(b)                                 Tenant’s request for materials, finishes or installations which are not within Building standard selection for such materials (except to the extent such materials, finishes and installations have been already identified on Schedule 1 or Schedule 2 as being part of the Initial Improvements), and require unusually long lead times; or

(c)                                  Tenant’s delay in reviewing, revising or approving plans and specifications beyond the time period set forth herein; or

(d)                                 Tenant’s delay in providing information critical to the construction of the Initial Improvements.  Tenant shall provide such information as soon as reasonably possible, but in no event longer than fourteen days after receipt of a written request for information from the Landlord; or

(e)                                  Subject to Section 3 above, Tenant’s delay in making payments to Landlord for costs of Change Orders; or

(f)                                    Any other act or omission by Tenant, its agents, contractors or persons employed by any of such persons which actually causes delay in the construction of the Initial Improvements.

Upon the occurrence of any alleged Tenant Delay, Landlord shall promptly notify Tenant thereof.  At the completion of the Initial Improvements, Landlord shall cause Landlord’s contractor or architect to certify the date on which the Initial Improvements would have been completed but for such Tenant Delay, and such date shall be the Rent Commencement Date.

5.                                      ACCESS BY TENANT PRIOR TO RENT COMMENCEMENT DATE.  Landlord may permit Tenant and its agents to enter any portion of the Premises prior to the Rent Commencement Date to prepare the Premises for Tenant’s use and occupancy.  Any such permission shall constitute a license only, conditioned upon Tenant’s:

(a)                                  working in harmony with Landlord and Landlord’s agents, contractors, workmen, mechanics and suppliers and with other tenants and occupants of the Building;

(b)                                 obtaining in advance Landlord’s approval of the contractors proposed to be used by Tenant and delivering to Landlord in advance of any work the contractor’s affidavit for the proposed work and the waivers of lien from the contractor and all subcontractors and suppliers of material; and

(c)                                  furnishing Landlord with the insurance required under the Lease against liabilities which may arise out of such entry.

Landlord shall have the right to withdraw such license for good cause upon twenty-four (24) hours’ written notice to Tenant.  Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant’s property or installations in the Premises prior to the Commencement Date.  Tenant shall protect, defend, indemnify and save harmless Landlord from all liabilities, costs, damages, fees and expenses arising out of the activities of Tenant or its agents, contractors, suppliers or workmen in the Premises or the Building.  Notwithstanding Section 2.B of the Lease, any entry and occupation permitted under this Section shall be governed by this Section 5 and all other terms of the Lease, except for the payment of Rent.

6.                                      MISCELLANEOUS.

(a)                                  Tenant will designate an individual (“Tenant’s Representative”) as the only person authorized to act for Tenant with respect to this Tenant Improvement Agreement.  Landlord shall not be obligated to respond to or act upon any request, approval, inquiry or other communication (“Communication”) from or on behalf of Tenant in connection with this Work Letter unless such Communication is in writing from Tenant’s Representative.  Tenant may change either Tenant’s Representative at any time upon not less than 5 business days advance written notice to Landlord.  No period set forth herein for any approval of any matter by Tenant shall be extended by reason of any change in Tenant’s Representative.  Neither Tenant nor Tenant’s Representative shall be authorized to direct Landlord’s contractors in the performance of the Tenant Improvements, unless otherwise provided herein.

(b)                                 Terms used in this Appendix C shall have the meanings assigned to them in the Lease.  The terms of this Appendix C are subject to the terms of the Lease.

SCHEDULE 1 TO APPENDIX C

[DRAWINGS]

APPENDIX D

MORTGAGES CURRENTLY AFFECTING THE PROJECT

None

D-1

APPENDIX E

COMMENCEMENT DATE CONFIRMATION

Landlord:                                             CarrAmerica Realty, L.P., a Delaware limited partnership

Tenant:                                                       Metabasis Therapeutics, Inc., a California corporation

This Commencement Date Confirmation is made by Landlord and Tenant pursuant to that certain Lease dated as of December        , 2004 (the “Lease”) for certain premises known as 11119 North Torrey Pines Road, San Diego, California (the “Premises”).  This Confirmation is made pursuant to Item 11 of the Schedule to the Lease.

1.                                       Lease Commencement Date, Termination Date.  Landlord and Tenant hereby agree that the Commencement Date of the Lease is                             , 2004, the Rent Commencement Date of the Lease is                             , 2005, and the Termination Date of the Lease is                                     .

2.                                       Incorporation.  This Confirmation is incorporated into the Lease, and forms an integral part thereof.  This Confirmation shall be construed and interpreted in accordance with the terms of the Lease for all purposes.

TENANT:
Metabasis Therapeutics, Inc.
a California corporation

By:
Name:
Title:

LANDLORD:
CarrAmerica Realty, L.P.,
a District of Columbia limited partnership

[ADD APPROPRIATE SIGNATURE BLOCK]

By:
Name:
Title:

E-1

APPENDIX F

TENANT’S OWNED TRADE FIXTURES, PERSONAL PROPERTY AND EQUIPMENT
(BUT ONLY TO THE EXTENT PAID FOR BY TENANT)

All Furniture, capital equipment, laboratory casework, benches and shelving, fume hoods, fume snorkels, casework accessories, deionized water system loop, vacuum pumps, dehumidification units, and all wiring and other apparatus related to the foregoing or the functioning thereof, uninterruptible power systems, warehouse racks, parts racks, scientific research equipment, portable cold rooms, movable unattached lunch room and office furnishings and equipment, security systems and equipment, telecommunications and data equipment (other than cabling), machine shop tools and portable equipment, portable glass wash equipment, equipment monitoring systems, air compressors, emergency generators, compressed gas distribution systems, machines and equipment used to produce Tenant’s products.

F-1